Exhibit 10.5

Confidential information in this Fourth Amended and Restated Loan and Security Agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request

FOURTH AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

Dated as of October 28, 2011

DRIVETIME AUTOMOTIVE GROUP, INC.;

DRIVETIME SALES AND FINANCE COMPANY, LLC;

DRIVETIME CAR SALES COMPANY, LLC; AND DRIVETIME OHIO COMPANY, LLC,

AS THE BORROWERS,

WELLS FARGO BANK, NA;

SANTANDER CONSUMER USA INC., AND

MANHEIM AUTOMOTIVE FINANCIAL SERVICES, INC.

AS THE LENDERS,

AND

WELLS FARGO BANK, NA;

AS AGENT FOR THE LENDERS

i

ii

iii

FOURTH AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This Fourth Amended and Restated Loan and Security Agreement, dated as of October 28, 2011, is entered into by and among DRIVETIME AUTOMOTIVE GROUP, INC. (“DriveTime”), a Delaware corporation, DRIVETIME SALES AND FINANCE COMPANY, LLC (“DriveTime Sales”), an Arizona limited liability company, and DRIVETIME CAR SALES COMPANY, LLC (“Car Sales”), an Arizona limited liability company, DRIVETIME OHIO COMPANY, LLC (“DriveTime Ohio”), an Arizona limited liability company (each a “Borrower” and collectively the “Borrowers”), and WELLS FARGO BANK, N.A., a national banking association (together with its successors and assigns, “WFBNA”), as the lead lender, and as the agent for the Lenders (the “Agent”), SANTANDER CONSUMER USA INC., an Illinois corporation (together with its successors and assigns, “SCUSA”), as a lender, and MANHEIM AUTOMOTIVE FINANCIAL SERVICES, INC., a Delaware corporation (together with its successors and assigns, “MAFS”), as a lender (WFBNA, SCUSA and MAFS referred to herein individually as “Lender” and collectively as “Lenders”) and, amends and restates in its entirety that certain Prior Loan and Security Agreement (as hereinafter defined). The obligations of the Borrowers to the Lenders under this Agreement are the joint and several liability of each Borrower. In consideration of the mutual covenants and agreements contained herein, the Borrowers and the Lenders agree as follows:

ARTICLE I- DEFINITIONS

Section 1.1 Definitions.

Whenever used in this Agreement with such upper case letters as are shown below, the following terms shall have the respective meanings set forth below. When the terms are used in the plural, the plural forms of the meanings shall apply. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are defined therein; provided, that to the extent that the UCC is used to define any term used herein and if such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.

Accordion Increase: an optional one-time increase to the Inventory Facility Limit in a maximum principal amount of Twenty-Five Million Dollars ($25,000,000) to be made at the Lenders’ sole and absolute discretion upon the request by Borrowers.

Accounting Period: a calendar month, beginning with the month during which this Agreement is executed and ending with the calendar month during which the Obligations have been paid in full following termination of this Agreement.

Advance: each of the advances described in ARTICLE II of this Agreement.

Affiliate: any Person now or in the future directly or indirectly owned or controlled in whole or in part by DTCG. For the purpose of this definition: (i) “control” shall mean the power to direct, or cause the direction of, management or policies, whether through the ownership of voting securities, by contract or otherwise; and (ii) “owned” shall mean at least 10% ownership.

Agent: Wells Fargo Bank, N.A., a national banking association, acting solely in its capacity as the agent for the Lenders under this Agreement and the other Loan Documents.

Aggregate Commitment: with respect to each Lender means the Base Commitment and Swing Line Commitment, if any, of such Lender.

Agreement: this Fourth Amended and Restated Loan and Security Agreement.

Alternate Base Rate: the rate of interest per annum publicly announced from time to time by the “prime rate” published in the “Money Rates” or equivalent section of The Wall Street Journal, provided that if a “prime rate” range is published by The Wall Street Journal, then the highest rate of that range will be used or, if The Wall Street Journal ceases publishing a prime rate or a prime rate range, then Agent will select a prime rate, a prime rate range or another substitute prime rate that is based upon comparable information.

Annual Percentage Rate: with respect to a Contract, the annual percentage rate of finance charges stated in such Contract.

Applicable Margin: 3.50% per annum.

Approved Indebtedness: any Indebtedness of DTAC and/or DriveTime that is subordinated in right of payment and security (if such Indebtedness is secured) to all senior secured Indebtedness of Parent Companies, including, without limitation, the Indebtedness evidenced by this Agreement in accordance with subordination agreements satisfactory to Agent. To be deemed “Approved Indebtedness”, DTAC and/or DriveTime shall either place a legend indicating such subordination on every note, ledger page or other document evidencing any part of the Indebtedness or deliver such documents to Agent, on behalf of the Lenders.

Available Liquidity: with respect to the DT Entities On A Consolidated Basis at any date, the aggregate for such date of (a) all unrestricted cash of the DT Entities On A Consolidated Basis, (b) all Cash Equivalents then held by the DT Entities On A Consolidated Basis, and (c) the unused portion of borrowing availability as of such date under this Agreement.

Bankruptcy Code: the United States Bankruptcy Code of 1978, as amended from time to time.

Base Commitment: with respect to each Lender, the amount set forth opposite such Lender’s name under the caption “Base Commitment” on Schedule I attached hereto.

Base LIBOR: the rate per annum for United States dollar deposits quoted by Agent as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Agent for the purpose of calculating effective rates of interest for loans making reference thereto, for delivery of funds for one (1) month in an amount equal to the outstanding principal balance of the Inventory Facility. Borrowers understand and agree that Agent may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Agent in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

Base Pro Rata Share: for each Lender, the percentage equivalent of a fraction, the numerator of which is the Base Commitment of such Lender and denominator of which is the aggregate Base Commitments of all Lenders (or, at any time after the Base Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Advances (other than Swing Line Advances) then outstanding constitutes of the aggregate principal amount of all Advances (other than Swing Line Advances) then outstanding). For purposes of illustration only, if Borrowers make a request for an Advance pursuant to Section 2.3(a) hereof in March, 2012 in the amount of $100,000, WFBNA’s Base Pro Rata Share of such Advance shall be equal to $100,000 multiplied by a fraction, the numerator of which is equal to $57,000,000 and the denominator of which is $120,000,000. Under such circumstances, WFBNA’s Base Pro Rata Share of such Advance shall be $47,500.

Borrower: each of (a) DriveTime, (b) DriveTime Sales, (c) Car Sales, (d) DriveTime Ohio, and (e) any other Person now or hereafter named as a borrower under this Agreement.

Business Day: any day other than (a) a Saturday or Sunday, or (b) a day on which banking institutions in the States of Arizona, North Carolina or New York are required by law to be closed.

Buyer’s Fee: fees charged by an auction in connection with the purchase of a Motor Vehicle not in excess of $250.00 for any Motor Vehicle.

Capital Lease Obligations: for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

Cash Equivalents: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts (as defined in the UCC) maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

Certificate of Title: the certificate of title, manufacturer’s certificate of origin or other document issued by a Governmental Authority evidencing ownership of a Motor Vehicle.

Change of Control: a Change of Control, as that term is defined in the Notes Indenture as in effect on the Effective Date and as any of the terms defined therein exists as of the Effective Date.

Code: the Internal Revenue Code of 1986, as amended from time to time.

Collateral: the Property in which Lenders are granted a security interest pursuant to Section 6.1 of this Agreement and pursuant to Section 3.1 of the Guaranty.

Contract: a retail installment or conditional sale contract, with any amendments, originated by any Person included within the definition of DTCG pursuant to which a Contract Debtor has: (a) purchased a new or used Motor Vehicle, (b) granted a security interest in the Motor Vehicle to secure the Contract Debtor’s payment obligations, and (c) agreed to pay the unpaid purchase price and a finance charge in periodic installments no less frequently than monthly.

Contract Collateral: this term has the meaning provided in Section 14.1 of this Agreement.

Contract Debtor: the Person that has executed a Contract as a purchaser, and any guarantor, co-signer or other Person obligated to make payments under the Contract.

Contract Debtor Documents: the original Certificate of Title, the original executed Contract with original Contract Debtor signatures and the other documents and instruments relating to the Contract.

Contract Rights: with respect to Contracts, (a) DTCG’s interest in the Financed Vehicle; (b) all rights of DTCG regarding the Contract and Financed Vehicle, including but not limited to rights to electronic funds transfers and rights under all dealer agreements and purchase agreements pursuant to which the Contract was acquired by DTCG and any repossessed Financed Vehicle and to any collateral security securing such Contract, including any security deposit; (c) all rights of DTCG with respect to any other policies of fire, theft or comprehensive insurance, collision insurance, public liability insurance or property damage insurance maintained with respect to the Financed Vehicle, the Contract, or the Contract Debtor; (d) Remittances, and (e) all rights of DTCG to the originals of all books, records (including electronic data), reports, files, and documents relating to the Contracts, including, but not limited to, Contract Debtor Documents, financial statements of Contract Debtors, and all payment reports or records relating to the Contracts.

Contract Rights Payor: any Person, other than a Contract Debtor, against whom Contract Rights may be asserted.

Daily One Month LIBOR Rate: for any day, the rate of interest equal to the LIBOR Rate then in effect for delivery for a one (1) month period.

DB Warehouse Facility: that financing transaction evidenced by that certain Purchase and Contribution Agreement, dated as of November 2, 2007 between DTAC and DT Warehouse and that certain Third Amended and Loan and Servicing Agreement, dated as of July 23, 2010, among DT Warehouse, DTCC, Wells Fargo Bank, N.A., the conduit lenders from time to time party thereto and the financial institutions parties thereto as committed lenders, the other financial institutions parties thereto as managing agents and Deutsche Bank AG, New York Branch, as the Program Agent, for the finance and/or purchase by DT Warehouse of certain contracts, as each such agreement shall be further amended, modified and supplemented and in effect from time to time.

Defaulting Lender: any Lender that (a) has failed to fund any amounts required to be funded by it under this Agreement on the date that it is required to do so under this Agreement (including the failure to make available to Agent amounts required pursuant to a Settlement), (b) notified any Borrower, Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under this Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, (d) failed, within one (1) Business Day after written request by Agent, to confirm that it will comply with the terms of the Agreement relating to its obligations to fund any amounts required to be funded by it under the Agreement, (e) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it under this Agreement on the date that it is required to do so under this Agreement, (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (g) has failed to comply with the terms of any Loan Document or has breached any agreement and/or obligation which such Lender may have with or to Borrower, Agent or any other Lender in connection with the Inventory Facility.

Defaulting Lender Rate: (a) for the first 3 days from and after the date the relevant payment is due, Daily One Month LIBOR Rate plus 3.5%, and (b) thereafter, Daily One Month LIBOR Rate plus 6.5%.

Default Rate: on any date, a rate per annum that is equal to 3.0% in excess of the rate otherwise applicable to the Advance or any other Obligations outstanding on such date, provided that Obligations under Swap Agreements shall bear interest at the default rate determined in accordance with the terms of said Swap Agreements.

Dollars and $: lawful money of the United States of America.

DT Entities On A Consolidated Basis: with respect to any applicable financial statement or measurement, the treatment of such financial information or measurement for the Parent Companies and their consolidated Subsidiaries as a single unit, after elimination of all intercompany transactions, determined in accordance with GAAP.

DTAC: DT Acceptance Corporation, an Arizona corporation and an Affiliate of the Borrowers.

DTCC: DT Credit Company, LLC, an Arizona limited liability company.

DTCG: this term refers to the “DT Consolidated Group,” which includes the Borrowers, the Guarantors and direct and indirect Subsidiaries of any Borrower or any Guarantor included in DriveTime’s and DTAC’s consolidated financial statements. For purposes of any financial covenants, the financial statements and information of the Borrowers and the Guarantors shall be presented on a consolidated basis, after elimination of all intercompany transactions, determined in accordance with GAAP, and the covenants calculated based upon such consolidated financial information and/or statements.

DT Entity: individually, DTAC, DriveTime, DTCC, Car Sales, DriveTime Sales and any other Subsidiary of either Parent Company; “DT Entities” means such Persons collectively.

DT Warehouse: DT Warehouse, LLC, a Delaware limited liability company.

DT Warehouse II: DT Warehouse II, LLC, a Delaware limited liability company.

DT Warehouse III: DT Warehouse III, LLC, a Delaware limited liability company.

DT Warehouse IV: DT Warehouse IV, LLC, a Delaware limited liability company.

Effective Date: the date upon which the conditions precedent set forth in Section 7.1 shall have been satisfied.

Eligible Vehicle: a Motor Vehicle (a) that a Borrower has purchased for at least One Thousand, Five Hundred Dollars ($1,500.00) and not more than Twenty Thousand Dollars ($20,000.00); (b) which has been in a Borrower’s possession for no more than one hundred and fifty (150) days; (c) which has not been repossessed by a Borrower (unless subsequently re-purchased at auction or otherwise or purchased from a Person included within the definition of DTCG at a commercially reasonable sale by auction or otherwise after repossession); (d) which Borrower has not acquired via trade-in; (e) for which such Borrower holds in its possession the title and purchase documentation; provided, however, that if all other criteria for Eligible Vehicles are met, Motor Vehicles may be held in such Borrower’s possession without title documentation so long as Borrower, upon request of Agent, provides evidence satisfactory to Agent that payment by a DT Entity has been made for such Motor Vehicles; (f) is not subject to any Lien, encumbrance or security interest of any kind other than the interest of the Lenders as granted hereunder or Permitted Liens or as otherwise agreed to by the Required Lenders in writing; and (g) which has not been purchased by a Borrower for the use of its employees.

Eligible Vehicle Advance Value: for each Eligible Vehicle in the Borrowers’ inventory, an amount equal to the sum of (i) eighty-five percent (85%) of the Purchase Price, (ii) eighty-five percent (85%) of the itemized Buyer’s Fee, (iii) eighty-five percent (85%) of the Transportation Costs, and (iv) eighty-five percent (85%) of the reconditioning parts and repair parts cost.

ERISA: the Employee Retirement Income Security Act of 1974, as amended from time to time.

ERISA Affiliate: any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which any Borrower is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the Lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which any Borrower is a member.

Event of Default: this term has the meaning provided in Section 12.1 of this Agreement.

Excluded Taxes: (a) taxes imposed on or measured by net income (however denominated), franchise or gross revenue taxes imposed in lieu of net income taxes imposed, by the United States (or any political subdivision thereof), or any other jurisdiction (or any political subdivision thereof), as a result of the recipient being organized in, doing business in, or having its principal office or applicable lending office located in such jurisdiction; (b) any United States withholding tax imposed pursuant to any branch profits taxes imposed by the United States or any similar taxes imposed by any other jurisdiction in which a Borrower is located; (c) any United States withholding tax imposed by reason of any Lender’s failure to provide to Borrowers any documents such that a Borrower or Agent is required to withhold United States withholding tax; (d) any United States federal withholding taxes that would be imposed on amounts payable to any Lender that is not a United States person within the meaning of Code Section 7701(a)(30) based upon the applicable withholding rate in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office); and (e) any taxes imposed pursuant to or as a result of FATCA.

FATCA: Foreign Account Tax Compliance Act, Sections 1471 through 1474 of the Code and any applicable Treasury regulation promulgated thereunder or published administrative guidance implementing such Sections whether in existence on the date hereof or promulgated or published hereafter.

Financed Vehicle: the new or used Motor Vehicle purchased by a Contract Debtor pursuant to a Contract.

Funding Date: date on which an Advance is made hereunder.

GAAP: generally accepted accounting principles as in effect from time to time in the United States of America.

Governmental Authority: any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over any Person, any of its Subsidiaries or any of its properties.

Guarantee: as to any Person, any obligation of such person directly or indirectly guaranteeing any Indebtedness of any other Person in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, or take or pay or otherwise). The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

Guarantor: each of (a) DT Acceptance Corporation, an Arizona corporation, (b) GFC Lending, LLC (f/k/a Go Financial Company, LLC), an Arizona limited liability company, (c) DT Credit Company, LLC, an Arizona limited liability company, (d) DT Jet Leasing, LLC, an Arizona limited liability company, and (e) any other Person now or hereafter guaranteeing, endorsing or otherwise becoming liable for any Obligations of Borrowers.

Guaranty: that certain Guaranty and Security Agreement, dated as of the date hereof, by and among the Guarantors and the Agent, on behalf of the Lenders, as amended, restated, supplemented, or otherwise modified from time to time.

Indebtedness: for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) accrued obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) any other obligation of such Person by a note, bond, debenture or similar instrument that would be classified as indebtedness on a balance sheet prepared in accordance with GAAP; and (i) obligations to any Lender or any Lender Affiliate under any Swap Agreement provided by such Lender or such Lender Affiliate.

Intangible Assets: the amount (to the extent reflected in determining consolidated stockholders’ equity) of (a) all investments in Subsidiaries of either Parent Company other than consolidated Subsidiaries and (b) all goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items.

Intercreditor Agreement: any intercreditor agreement or similar arrangement among the Agent, on behalf of the Lenders, and any other creditor of any Person included within the definition of DTCG in respect of any indebtedness of such Person included within the definition of DTCG.

Inventory: Motor Vehicles that are held for sale or lease or to be furnished under a contract of service.

Inventory Advance Value: the lesser of (a) the Inventory Facility Limit, and (b) the cumulative Eligible Vehicle Advance Value for all Eligible Vehicles in the Borrowers’ Inventory, as determined monthly for Inventory Facility Advances and as determined daily for Swing Line Advances.

Inventory Advance Value Certificate: the certificate and accompanying computer file (in a format acceptable to each Lender) prepared by the Borrowers substantially in the form of Exhibit 1.1(B) attached hereto.

Inventory Facility: the loan facility described in ARTICLE II herein.

Inventory Facility Advance: an Advance made by the Lenders pursuant to Section 2.1(a).

Inventory Facility Limit: (a) for the period commencing on the Payment Date in January through the Payment Date in October of each year, One Hundred Thirty Million Dollars ($130,000,000.00), and (b) for the period commencing on the Payment Date in October through the Payment Date in January of each year, One Hundred Forty Million Dollars ($140,000,000.00); provided, however, if an Accordion Increase is requested and provided pursuant to Section 2.3(d) hereof, the applicable Inventory Facility Limit will be increased by the amount of such Accordion Increase.

Lead Lender: Wells Fargo Bank, N.A., a national banking association.

Lender: each of (a) Wells Fargo Bank, N.A., a national banking association, (b) Santander Consumer USA Inc., an Illinois corporation, (c) Manheim Automotive Financial Services, Inc., a Delaware corporation, and (d) any other Person now or hereafter making loans to Borrowers under this Agreement.

Lender Account: the following account with Agent (or such other account as the Agent may designate from time to time): Account No. [*]

Lender Affiliate: as to Agent or any Lender, (a) any Person directly or indirectly owning 5% or more of the voting stock or equity interests of Agent or such Lender or of which Agent or

*	Confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request.

such Lender owns 5% or more of such voting stock or equity interests; (b) any Person controlling, controlled by or under common control with Agent or such Lender; (c) any officer, director or employee of Agent or such Lender or any Lender Affiliate of Agent or such Lender; and (d) any family member of Agent or such Lender or any Lender Affiliate of Agent or such Lender.

Leverage Ratio: as of any Quarterly Measurement Date, the ratio computed by dividing (a) the total assets of the DT Entities On A Consolidated Basis as of such date, determined in accordance with GAAP by (b) Net Worth on such date.

LIBOR Rate: the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

LIBOR =	Base LIBOR
100% - LIBOR Reserve Percentage

LIBOR Reserve Percentage: the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Agent for expected changes in such reserve percentage during the term of the Inventory Facility.

Lien: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or otherwise), or preference, priority, charge or other security agreement or preferential arrangement of any kind or nature whatsoever that is intended as security.

Liquidated Vehicle: a Motor Vehicle that was previously a Financed Vehicle subject to a Contract but which has been sold following a repossession thereof by or on behalf of a Person included within the definition of DTCG and the proceeds of such liquidation have been distributed to the applicable party entitled thereto, including, without limitation, those lenders that are party to the Warehouse Facility documents.

Loan Documents: this Agreement, the Notes, the Guaranty, the Intercreditor Agreements and the Supplemental Documentation, as each may be modified, amended, extended, renewed or substituted from time to time, but does not include Swap Agreements.

Material Adverse Effect: a material adverse effect on (a) the Property, business, operations, financial condition or prospects of any Borrower and/or any Guarantor and/or the DT Entities taken as a whole, (b) the ability of any Borrower or any Guarantor to perform in all material respects its obligations under any of the Loan Documents to which it is a party, (c) the legality, validity or enforceability in all material respects of any of the Loan Documents, (d) the rights and remedies of Agent, on behalf of the Lenders, or any Lender under any of the Loan Documents, (e) the timely payment of the principal of or interest on the Advances or other amounts payable in connection therewith, or (f) the Collateral.

Maximum Lawful Rate: this term has the meaning provided in Section 2.7(c).

Moody’s: Moody’s Investors Service, Inc. and its successors.

Motor Vehicle: a vehicle, the ownership of which is embodied in a Certificate of Title, driven or drawn by mechanical power and manufactured primarily for use on public streets, roads and highways.

Multiemployer Plan: a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by any Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

Net Equity: the excess of the book value of the assets of the DT Entities On A Consolidated Basis over the book value of the liabilities of the DT Entities On A Consolidated Basis, in each case determined in accordance with GAAP.

Net Income: for any period for the DT Entities On A Consolidated Basis, the net income (or loss) of the DT Entities On A Consolidated Basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (a) the income (or loss) of any Person (other than the DT Entities On A Consolidated Basis) in which any other Person (other than the DT Entities On A Consolidated Basis) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the DT Entities On A Consolidated Basis by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a consolidated Subsidiary or is merged into or consolidated with any DT Entity or that Person’s assets are acquired by any DT Entity or a consolidated Subsidiary, (c) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of their charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (d) any after-tax gains or losses attributable to asset sales or returned surplus assets of any pension plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net non-cash extraordinary losses.

Net Worth: at any time with respect to the DT Entities On A Consolidated Basis, (a) Net Equity at such time, plus (b) the aggregate amount of Approved Indebtedness at such time, minus (c) the sum of (i) the aggregate value of all Intangible Assets of the DT Entities On A Consolidated Basis at such time determined in accordance with GAAP and (ii) the aggregate amount of all advances to employees of the DTCG at such time.

Notes: the promissory notes provided for by Section 2.2(a) hereof for Advances and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

Notes Indenture: that certain Indenture, governing the Senior Secured Notes dated June 4, 2010 by and among DTAC, DriveTime, DriveTime Sales, Car Sales, DTCC, DT Jet Leasing, LLC and Wells Fargo Bank, N.A., solely in its capacity as trustee thereunder, as amended, supplemented or otherwise modified from time to time.

Obligations: the Advances and all other amounts, including but not limited to all other amounts advanced, expended or applied by the Lenders under this Agreement or any other Loan Document to or for the benefit of the Borrowers or to perform or enforce the Borrowers’ covenants in this Agreement or any other Loan Document, together with all interest accruing thereon, including any interest on pre-petition debt accruing after bankruptcy, all existing and future obligations under any Swap Agreements between any Lender or any Lender Affiliate and Borrowers in connection with the Inventory Facility whenever executed (including obligations under Swap Agreements entered into prior to any transfer or sale of a Lender’s interests hereunder if such Lender ceases to be a party hereto), all fees, all costs of collection, attorneys’ fees and expenses of or advances by the Lenders which the Lenders pay or incur in discharge of obligations of the Borrowers or to inspect, repossess, protect, preserve, store or dispose of any Collateral, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.

OFAC: the United States Department of the Treasury’s Office of Foreign Assets Control or any successor thereto.

Parent Company: each of DriveTime and DTAC.

Payment Date: the last Business Day of each month.

PBGC: the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

Permitted Lien: any or all of the following:

(a) any security interest or Lien at any time granted in favor of Lenders or Agent, on behalf of Lenders, securing the Obligations;

(b) Liens securing claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons for labor, materials, supplies or rentals incurred in the ordinary course of a Borrower’s business;

(c) Liens resulting from deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance, social security and other similar laws;

(d) any second-priority Lien granted pursuant to the Notes Indenture to secure the obligations of DriveTime and DTAC and any related guaranties under the Senior Secured Notes;

(e) Purchase Money Liens (as hereinafter defined) held by a seller of a Motor Vehicle securing the purchase or acquisition price of a Motor Vehicle arising, and the accrued expenses incurred, in the ordinary course of a Borrower’s business (“Purchase Money Liens”) so long as such purchase or acquisition price is paid and the Purchase Money Lien is released within sixteen (16) days of the date the seller of the respective Motor Vehicle receives negotiable title as to such Motor Vehicle; and

(f) Liens on the Collateral agreed to in writing by the Lenders.

Person: any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (including, any agency, instrumentality or division thereof).

Places of Business: those locations set forth in Exhibit 8.1(A), including any third party servicer locations to which a Borrower may send a Motor Vehicle to prepare the Motor Vehicle for sale or repair.

Plan: an employee benefit or other plan established or maintained by a Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

Pre-Default Event: an event that with the passage of time, the giving of notice, or both, would constitute an Event of Default.

Prior Loan and Security Agreement: that certain Third Amended and Restated Loan and Security Agreement, dated as of August 10, 2009, as amended by Amendment No. 1 thereto dated as of October 20, 2009, Amendment No. 2 thereto dated as of December 30, 2009, Amendment No. 3 thereto dated as of June 4, 2010, Amendment No. 4 thereto dated as of August 9, 2010, Amendment No. 5 thereto dated as of September 9, 2010, Amendment No. 6 thereto dated as of September 22, 2010, and Amendment No. 7 thereto dated as of October 20, 2010, each by and among DriveTime, DriveTime Sales (as successor by conversion to DriveTime Sales and Finance Corporation (“DTSFC”)), Car Sales (as successor by conversion to DriveTime Car Sales, Inc. (“DTCS”)) and SCUSA and MAFS, which amended and restated that certain Second Amended and Restated Loan and Security Agreement, dated as of August 18, 2008, as amended by Amendment No. 1 thereto dated as of December 4, 2008, Amendment No. 2 thereto dated as of December 5, 2008, Amendment No. 3 thereto dated as of March 4, 2009, Amendment No. 4 thereto effective as of April 1, 2009, each by and among DriveTime, DriveTime Sales (as successor by conversion to DTSFC), Car Sales (as successor by conversion to DTCS), The CIT Group/Business Credit, Inc., The Royal Bank of Scotland PLC, and MAFS, which amended and restated that certain Amended and Restated Loan and Security Agreement, dated as of August 20, 2007, as amended as of November 2, 2007, by and among DriveTime, DriveTime Sales (as successor by conversion to DTSFC), Car Sales (as successor by conversion to DTCS), The CIT Group/Business Credit, Inc., Greenwich Capital Financial Products, Inc., and MAFS, which amended and restated that certain First Amended and Restated Loan and Security Agreement, dated as of August 21, 2006, by and among DriveTime, DriveTime Sales (as successor by conversion to DTSFC), Car Sales (as successor by conversion to DTCS), The CIT Group/Business Credit, Inc., Greenwich Capital Financial Products, Inc., and Automotive Finance Corporation, which amended and restated that certain Loan and Security Agreement executed October 29, 2004, by and among DriveTime, DriveTime Sales (as successor by conversion to DTSFC), Car Sales (as successor by conversion to DTCS), and Automotive Finance Corporation, as amended by Amendment No. 1 thereto dated as of May 26, 2006 and by Amendment No. 2 thereto dated as of July 20, 2006.

Property: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

Pro Rata Share: for each Lender, the percentage equivalent of a fraction, the numerator of which is the Aggregate Commitment of such Lender and the denominator of which is the Inventory Facility Limit (or, at any time after the Aggregate Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Advances then outstanding constitutes of the aggregate principal amount of all Advances then outstanding).

Purchase Price: with respect to any Eligible Vehicle, the acquisition cost.

Quarterly Measurement Date: for DTCG with respect to any fiscal year, the last day of the March, June, September and December Accounting Periods.

RBS Warehouse Facility: that financing transaction evidenced by that certain Purchase and Contribution Agreement, dated as of July 23, 2010 between DTAC and DT Warehouse IV and that certain Loan and Servicing Agreement dated as of July 23, 2010, among DT Warehouse IV, DTCC, Wells Fargo Bank, N.A., the conduit lenders from time to time party thereto and the financial institutions parties thereto as committed lenders, the other financial institutions parties thereto as managing agents and The Royal Bank of Scotland PLC, as the Program Agent, for the finance and/or purchase by DT Warehouse IV of certain contracts, as each such agreement shall be further amended, modified and supplemented and in effect from time to time.

Remittances: all proceeds of, periodic installment payment amounts disclosed in Contracts or other payments or distributions of principal, interest or other amounts on, insurance proceeds, payments from Contract Rights Payors and any other amounts received by or on behalf of DTCG in respect of the Contracts.

Reportable Event: has the meaning set forth in Section 4043 of ERISA.

Required Lenders: Lenders whose aggregate Pro Rata Shares exceed 51%; provided, however, that, solely as to determination by the Lenders of the required Collateral audit procedures and/or the scope of collateral audits (but not as to the number of Collateral Representatives or the Person or Persons designated as Collateral Representative), the “Required Lenders” shall mean Lenders whose aggregate Pro Rata Shares exceeds 66.67%.

Requirement of Law: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

Restricted Payments: with respect to any Person, (a) collectively, all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, without limitation, warrants, options or rights therefor) issued by such Person, whether such securities are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly, and (b) any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, defeasance, retirement or other acquisition of any subordinate debt of any DT Entity, whether now or hereafter outstanding, or any other distributions in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any DT Entity.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Santander Term Residual Facility: that financing transaction evidenced by that certain Purchase and Contribution Agreement, dated as of May 10, 2010 between DTAC and DT Warehouse II and that certain Loan and Servicing Agreement dated as of May 10, 2010, among DT Warehouse II, DTCC, Wells Fargo Bank, N.A., and the lender set forth therein for the finance and/or purchases by DT Warehouse II of certain contracts, as each such agreement shall be further amended, modified and supplemented and in effect from time to time.

Senior Secured Notes: the 12.625% senior secured notes due 2017 issued by DTAC and DriveTime as co-issuers, jointly and severally, and governed by the Notes Indenture together with any additional senior secured notes issued pursuant to the Notes Indenture.

Single Employer Plan: has the meaning set forth in Section 3(41) of ERISA.

Stated Rates: this term has the meaning provided in Section 2.7.

Subsidiary: with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

Supplemental Documentation: all agreements, instruments, documents, certificates of title, financing statements, notices of assignment, powers of attorney, subordination agreements, and other written matter necessary or reasonably requested by Agent, on behalf of the Lenders, to perfect and maintain the Agent’s perfected security interest in the Collateral or to consummate the transactions contemplated by this Agreement.

Swap Agreement: has the meaning for swap agreement as defined in 11 U.S.C. § 101, as in effect from time to time, or any successor statute, and includes, without limitation, any rate swap agreement, forward rate agreement, commodity swap, commodity option, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option and any other similar agreement.

Swing Line Advance: an Advance made by the Lead Lender pursuant to Section 2.1(b), which Advance shall for all purposes under this Agreement (except as otherwise expressly provided herein) be deemed an Advance under the Inventory Facility and each of which shall be in a minimum principal amount of $100,000.

Swing Line Commitment: with respect to the Lead Lender, the amount set forth opposite such Lead Lender’s name under the caption “Swing Line Commitment” on Schedule I attached hereto.

Swing Line Sublimit: Ten Million Dollars ($10,000,000.00).

Taxes: any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto other than Excluded Taxes.

Termination Date: November 1, 2014 or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law as same may be extended pursuant to Section 2.8 hereof.

Transportation Costs: transportation costs in connection with the transfer of an Eligible Vehicle from auction sites to any Borrower’s inspection centers not in excess of $400.00 for any Eligible Vehicle.

UBS Warehouse Facility: that financing transaction evidenced by that certain Purchase and Contribution Agreement, dated as of April 1, 2010 between DTAC and DT Warehouse III and that certain Loan and Servicing Agreement dated as of April 1, 2010, among DT Warehouse III, DTCC, Wells Fargo Bank, N.A., the conduit lenders from time to time party thereto and the financial institutions parties thereto as committed lenders, the other financial institutions parties thereto as managing agents and UBS Real Estate Securities Inc., as the Program Agent, for the finance and/or purchase by DT Warehouse III of certain contracts, as each such agreement shall be further amended, modified and supplemented and in effect from time to time.

UCC: the Uniform Commercial Code as adopted and in effect in the State of New York.

Unanimous Lenders: all Lenders in only the following instances:

(a) an increase in the number of times per month that Borrowers may request and that Lenders shall be required to make Inventory Facility Advances under Section 2.1(a);

(b) the approval of an Accordion Increase under Section 2.3(d) hereof;

(c) an increase to the maximum amount of Protective Advances from five (5%) percent of the Aggregate Commitments as set forth in Section 2.4(d)(i);

(d) an extension of the Termination Date under Section 2.8 hereof or otherwise;

(e) a modification of Section 2.7(a) which results in a change to the interest rate charged or paid;

(f) a reduction of the Applicable Margin;

(g) a change in the Inventory Facility Limit or a change in any Lender’s Base Commitment;

(h) a change to the Advance rate as set forth in the definition of Eligible Vehicle Advance Value;

(i) a waiver of any of the conditions set forth in Section 7.1;

(j) a waiver or a modification of any of the conditions set forth in Section 7.2; provided, however, that the addition of a condition to Section 7.2 shall not require the consent of the Unanimous Lenders;

(k) a modification to Section 4.3;

(l) a modification to Section 12.1 or a modification to any of the defined terms set forth in Section 12.1 solely to the extent that such defined terms are used in Section 12.1;

(m) an amendment, waiver or modification to the definition of Required Lenders or Unanimous Lenders;

(n) a modification to the definition of any of Base Pro Rata Share or Pro Rata Share or Eligible Vehicle;

(o) a reduction of the Non-Utilization Fee or a change to the reference to sixty-five percent (65%) in Section 3.2(b);

(p) a reduction of the Advance Fee as set forth in Section 3.2(c);

(q) an amendment, waiver or modification to the provisions of Section 3.2(d) or Section 3.2(e);

(r) an amendment, waiver or modification of Section 4.2(b)(i);

(s) an amendment, waiver or modification to the provisions set forth in Section 4.2(b)(ii) or Section 10.14 solely as such provisions relate to the prepayment of principal to eliminate an Inventory Advance Value Deficiency;

(t) an extension of the Payment Date for interest payments under Section 4.2(c);

(u) any release of all or substantially all of the Collateral; or

(v) a modification to the provisions of this Agreement relating to the Collateral audit procedures and/or the scope of any such audit (but not as to the number of Collateral Representatives or the Person or Persons designated as Collateral Representative) as such procedures and scope are defined by the Required Lenders as of the 6-month anniversary of the Effective Date; provided, however, that nothing set forth herein shall restrict Agent’s ability to take such action as it deems necessary to protect the Collateral and/or the security interest granted to Agent, on behalf of the Lenders, therein.

USA Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001.

Utilization Period: the period from but excluding the last Business Day of any month to but excluding the last Business Day of the next month.

Warehouse Facility: a committed revolving credit facility in favor of DTAC, DriveTime and/or any direct or indirect Subsidiary thereof pursuant to which one or more lenders, purchasers or other investors have agreed to provide financing to DTAC, DriveTime and/or any direct or indirect Subsidiary thereof secured by Contracts, including, without limitation, the DB Warehouse Facility, RBS Warehouse Facility and UBS Warehouse Facility.

Section 1.2 Other Terms

All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided in the UCC to the extent the same are defined therein.

Section 1.3 Accounting Terms

Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP.

ARTICLE II- ADVANCES, NOTES AND PREPAYMENTS

Section 2.1 Advances.

(a) Inventory Facility Advances. Subject to all of the terms and conditions of this Agreement, during the period from and including the Effective Date to but excluding the Termination Date, and provided that no Pre-Default Event or Event of Default shall have occurred and be continuing hereunder, the Lenders agree from time to time, to make loans (individually, an “Inventory Facility Advance”; collectively, the “Inventory Facility Advances”) to the Borrowers in Dollars, on the last Business Day of any month and, one (1) additional Inventory Facility Advance during any and each Utilization Period; provided, that (i) at each such time the outstandings under all Advances, after giving effect to such Inventory Facility Advance, shall not exceed the lesser of (1) the Inventory Facility Limit and (2) an amount equal to the Inventory Advance Value as in effect from time to time; and (ii) the outstanding principal amount of the Advances (other than Swing Line Advances in the case of the Lead Lender) made by any Lender shall not exceed such Lender’s Base Commitment (or its Base Commitment plus five (5%) percent to the extent Protective Advances are made pursuant to Section 2.4(d)). Subject to the terms and conditions of this Agreement and provided that there shall be no more than two (2) Inventory Facility Advances per month, during such period the Borrowers may borrow, repay and reborrow under this Section 2.1(a).

(b) Swing Line Advances. Subject to all of the terms and conditions of this Agreement, and provided that no Pre-Default Event or Event of Default shall have occurred and be continuing hereunder, the Lead Lender agrees from time to time, to make loans (individually, a “Swing Line Advance”; collectively, the “Swing Line Advances”) to the Borrowers in Dollars, on any Business Day during the period from and including the Effective Date to but excluding the Termination Date in an aggregate amount not to exceed at any time outstanding the Swing Line Sublimit; provided, that at such time the outstandings under all Advances, after giving effect to such Swing Line Advance, shall not exceed the lesser of (i) the Inventory Facility Limit and (ii) an amount equal to the Inventory Advance Value as in effect from time to time. Subject to the terms and conditions of this Agreement and subject to the Swing Line Sublimit, during such period the Borrowers may borrow, repay and reborrow under this Section 2.1(b). Each Swing Line Advance shall be deemed to be an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments on any Swing Line Advance shall be payable to Lead Lender solely for its own account.

(c) Accordion Increase. Subject to all of the terms and conditions of this Agreement, and provided that no Pre-Default Event or Event of Default shall have occurred and be continuing hereunder, if the Borrowers make a request for an Accordion Increase, in a principal amount not to exceed Twenty-Five Million Dollars ($25,000,000), as provided in Section 2.3(d) hereof by sending an Increase Notice (as hereinafter defined) and the Lenders approve of the increase in the Inventory Facility Limit as provided in Section 2.3(d) hereof, the Inventory Facility Limit shall be increased one-time by the approved amount of the Accordion Increase within ninety (90) days after approval of such request.

Section 2.2 Notes.

(a) Notes Payable to Lenders. The Advances made by each Lender shall be evidenced by a promissory note of the Borrowers substantially in the form of Exhibit 2.2(A) hereto (each a “Note”), dated the date hereof, payable to such Lender in a principal amount equal to such Lender’s Aggregate Commitment as set forth on Schedule I attached hereto of the amount of the Inventory Facility Limit as originally in effect and otherwise duly completed.

(b) Notation by Lenders. The date, amount and applicable interest rate of each Advance made by the Lenders to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by each Lender on its books; provided, that the failure of such Lender to make any such recordation or notation shall not affect the obligations of the Borrowers to make a payment when due of any amount owing hereunder or under the Notes in respect of the Advances.

Section 2.3 Procedures for Borrowing.

(a) Procedure for Inventory Facility Advances. During the term of this Agreement, from and including the Effective Date to but excluding the Termination Date, the Borrowers may request the Lenders to make, and the Lenders shall make, on the terms and conditions hereinafter set forth, Inventory Facility Advances from time to time on the last Business Day of any month and at the request of Borrower, one (1) additional Inventory Facility Advance during any Utilization Period; provided, that there shall be no more than two (2) requests per month and only as provided herein.

(b) Procedure for Swing Line Advances. During the term of this Agreement, the Borrowers may request the Lead Lender to make, and the Lead Lender shall make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from and including the Effective Date to but excluding the Termination Date each in a minimum principal amount of $100,000.

(c) Notice of Borrowing. Any request for an Inventory Facility Advance or a Swing Line Advance to the Lenders by the Borrowers shall be made by delivering to Agent an irrevocable notice of borrowing and pledge substantially in the form of Exhibit 2.3(C) hereto (a “Notice of Borrowing”), which must be received no later than 12:00 noon (eastern time) three (3) Business Days prior to the Funding Date for an Inventory Facility Advance and no later than 12:00 noon (eastern time) one (1) Business Day prior to the Funding Date for a Swing Line Advance. Any such delivery may be made by facsimile or email delivered to the individuals designated by the Agent to receive such notice. Notwithstanding anything to the contrary set forth herein, the closing statement for the Inventory Facility shall be attached to and incorporated within the Notice of Borrowing for the initial Inventory Facility Advance and the initial Inventory Facility Advance shall be disbursed, in part, as provided in such closing statement.

(d) Procedure for Accordion Increase. The Inventory Facility Limit may be increased one (1) time in an amount not to exceed $25,000,000 provided each of the following conditions are satisfied: (i) such request is made, if at all, after April 1, 2012 and before October 1, 2013 (the “Option Period”), and (ii) the Borrowers provide a written request (“Increase Notice”) to the Agent of their request to increase the Inventory Facility Limit at least ninety-one (91) days prior to the proposed date of effectiveness, which Increase Notice shall set forth the amount of the proposed Accordion Increase and the proposed date of effectiveness. The Unanimous Lenders, in their sole and absolute discretion, shall either approve or reject the proposed Accordion Increase within ninety (90) days after receipt of the Increase Notice; provided, that the Unanimous Lenders may at their sole option approve of the Accordion Increase in an amount less than the amount of the requested increase set forth in the Increase Notice. If the Unanimous Lenders approve of the Accordion Increase, then the Inventory Facility Limit shall be increased by the amount of such approved Accordion Increase on the proposed date of effectiveness. Each Lender shall be responsible for and its respective Base Commitment shall be deemed increased by its Base Pro Rata Share of the Accordion Increase. If the Agent, on behalf of the Lenders, does not respond to the Increase Notice from the Borrowers during such ninety (90) day period, the Unanimous Lenders shall be deemed to have rejected the Accordion Increase.

(e) Additional Deliveries. It shall be a condition precedent to the making of an Advance on a Funding Date that the Borrowers shall have delivered, contemporaneously with furnishing the Notice of Borrowing, to Agent, on behalf of each Lender, an Inventory Advance Value Certificate together with sufficient information to enable each Lender to independently calculate the Inventory Advance Value.

Section 2.4 Making of Advances by Lenders.

(a) Making of Swing Line Advances. Upon the Borrowers’ request for a Swing Line Advance pursuant to Section 2.3(b), the Agent shall notify the Lead Lender promptly after its receipt of a Notice of Borrowing for a Swing Line Advance, by telecopy, telephone, or other similar form of transmission, of the requested Swing Line Advance. Assuming that all conditions precedent set forth in Section 2.3, Section 7.1 (in the case of the initial Advance) and Section 7.2 (for all Advances) have been met, and provided that no Pre-Default Event or Event of Default shall have occurred and be continuing, the Lead Lender shall make the amount of the requested Swing Line Advance available to Agent in immediately available funds via wire transfer or in such other manner as directed by Agent, not later than 12:00 noon (eastern time) on the Funding Date applicable thereto (pursuant to wire instructions provided by the Agent). After Agent’s receipt of the proceeds of such Swing Line Advance and provided that the requested Swing Line Advance would not cause the aggregate amount of Advances then outstanding (including the requested Swing Line Advance) to exceed the Inventory Advance Value, Agent shall make the proceeds thereof available to Borrowers on the applicable Funding Date by transferring via wire transfer such proceeds received by Agent (pursuant to wire transfer instructions provided by the Borrowers on or prior to such Funding Date).

(b) Making of Other Advances by Lenders. Upon the Borrowers’ request for any borrowing (other than a Swing Line Advance) pursuant to Section 2.3, the Agent shall notify the Lenders not later than 1:00 p.m. (eastern time) two (2) Business Days prior to the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Advance. Assuming that all conditions precedent set forth in Section 2.3, Section 7.1 (in the case of the initial Advance) and Section 7.2 (for all Advances) have been met, and provided that no Pre-Default Event or Event of Default shall have occurred and be continuing, each Lender shall make the amount of such Lender’s Base Pro Rata Share of the requested Advance available to Agent in immediately available funds via wire transfer, not later than 12:00 noon (eastern time) on the Funding Date applicable thereto (pursuant to wire instructions provided by the Agent); provided, that no Lender shall be required to make an Advance that would result in the outstanding principal amount of all Advances (other than Swing Line Advances in the case of the Lead Lender) made by such Lender to exceed its Base Commitment (or its Base Commitment plus five (5%) percent to the extent Protective Advances are made pursuant to Section 2.4(d)). After Agent’s receipt of the proceeds of such Advances and provided that the requested Advance would not cause the aggregate amount of Advances then outstanding (including the requested Advance) to exceed the Inventory Advance Value, Agent shall make the proceeds thereof available to Borrowers on the applicable Funding Date by transferring via wire transfer such proceeds received by Agent (pursuant to wire transfer instructions provided by the Borrowers on or prior to such Funding Date).

(c) Failure to Make Advance. Unless Agent receives notice from a Lender prior to 10:00 a.m. (eastern time) on a Funding Date, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender’s Base Pro Rata Share of the Advance, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If any Lender shall not have made its full amount available to Agent in immediately available funds and if Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.4(c) shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender’s Advance on the Funding Date for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrowers of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Advance, at a rate per annum equal to the interest rate applicable at the time to the Advances.

(d) Protective Advances.

(i) Any contrary provision of this Agreement or any other Loan Document notwithstanding, each of the Borrowers and the Lenders hereby authorize Agent and Agent may, but is not obligated, from time to time in Agent’s sole discretion, to make Advances to, or for the benefit of, Borrowers on behalf of the Lenders, that Agent in its sole discretion deems necessary or desirable (1) to preserve or protect the Collateral or the value thereof, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (any of the Advances described in this Section 2.4(d)(i) shall be referred to as “Protective Advances”); provided, however, that the aggregate principal amount of such Protective Advances shall not exceed five (5%) percent of the Aggregate Commitment then in effect. The Borrowers and the Lenders further hereby authorize Lead Lender and Lead Lender may, but is not obligated, from time to time in Lead Lender’s sole discretion, to make Protective Advances in the form of Swing Line Advances. The Protective Advances described in this Section 2.4(d)(i) may be made by Agent or Lead Lender, as the case may be, notwithstanding that an Inventory Advance Value Deficiency (as hereinafter defined) exists or would be created thereby. Agent shall notify the Lenders as soon as practicable regarding any Protective Advance prior to the making of such Protective Advance (unless Agent determines that prior notice would result in imminent harm to the Collateral or its value, in which case Agent or Lead Lender, as the case may be, may make such Protective Advance and Agent shall provide notice as promptly as practicable thereafter). Each Lender shall be obligated to settle with Agent as provided in Section 2.4(e) for the amount of such Lender’s Base Pro Rata Share of any Protective Advances by Agent or Lead Lender reported to such Lender, which settlement payment shall be deemed to be an Advance for all purposes of this Agreement. In no event will any Lender be required to make a settlement payment that would cause the outstanding principal amount of the Advances made by such Lender to exceed its Base Commitment by more than five (5%) percent. The provisions of this Section 2.3(d) are for the exclusive benefit of the Lenders and Agent and are not meant for the benefit of Borrowers in any way, which shall continue to be bound by the provisions of Section 2.1.

(ii) Each Protective Advance shall be deemed to be an Advance hereunder and, prior to Settlement (as hereinafter defined) therefor, all payments on the Protective Advances shall be payable to Agent solely for its own account or to Lead Lender for its own account, as the case may be. The Protective Advances shall be repayable on demand, secured by Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate set forth in Section 2.7(a). The provisions of this Section 2.3(d) are for the exclusive benefit of Agent and the Lenders and are not intended to benefit Borrowers in any way.

(e) Settlement. It is agreed that each Lender’s funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender’s Base Pro Rata Share of the outstanding Inventory Facility Advances but not more than such Lender’s Base Commitment (or its Base Commitment plus five (5%) percent to the extent Protective Advances are made pursuant to Section 2.4(d)). Such agreement notwithstanding, Agent and the Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Advances (including Swing Line Advances and Protective Advances) shall take place on a periodic basis in accordance with the following provisions:

(i) Agent shall request settlement (“Settlement”) with the Lenders on a monthly basis, or on a more frequent basis if so determined by Agent (1) on behalf of Lead Lender, with respect to the outstanding Swing Line Advances (including, without limitation, Protective Advances made by Lead Lender as Swing Line Advances), (2) for itself, with respect to the outstanding Protective Advances, and (3) with respect to Borrower’s or its Subsidiaries’ payments received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (eastern time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances (including Swing Line Advances and Protective Advances) for the period since the prior Settlement Date. Subject to the terms and conditions contained herein: (y) if the amount of the Advances (including Swing Line Advances and Protective Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the Advances (including Swing Line Advances and Protective Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (eastern time) on the Settlement Date, transfer in immediately available funds to such Lender, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Line Advances and Protective Advances), and (z) if the amount of the Advances (including Swing Line Advances and Protective Advances) made by a Lender is less than such Lender’s Pro Rata Share of the Advances (including Swing Line Advances and Protective Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. (eastern time) on the Settlement Date transfer in immediately available funds to Agent’s account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Line Advances and Protective Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Protective Advances and, together with the portion of such Protective Advances representing Lead Lender’s Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(ii) In determining whether a Lender’s balance of the Advances (including Swing Line Advances and Protective Advances) is less than, equal to, or greater than such Lender’s Pro Rata Share of the Advances (including Swing Line Advances and Protective Advances) as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral received by Agent.

(iii) Between Settlement Dates, Agent, to the extent Protective Advances are outstanding, may pay over to Agent or Lead Lender, as applicable, any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to the Protective Advances. Between Settlement Dates, Agent, to the extent no Protective Advances are outstanding, may pay over to Lead Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Lead Lender’s Swing Line Advances. If, as of any Settlement Date, payments of Borrowers received since the then immediately preceding Settlement Date have been applied to Lead Lender’s Pro Rata Share of the Advances other than to Protective Advances and Swing Line Advances, as provided for in the previous sentence, Lead Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders (other than a Defaulting Lender), to be applied to the outstanding Advances of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Lead Lender with respect to Protective Advances and Swing Line Advances made by it, Agent with respect to Protective Advances made by it and each Lender with respect to the Advances (other than Swing Line Advances and Protective Advances), shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Lead Lender, Agent, or the Lenders, as applicable.

(iv) Anything in this Section 2.4(e) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.4(g).

(f) Notation. Agent, as a non-fiduciary agent for Borrowers, shall maintain a register showing the principal amount of the Advances, owing to each Lender, including the Swing Line Advances owing to Lead Lender, and Protective Advances owing to Agent and/or Lead Lender, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.

(g) Defaulting Lenders. Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (i) first, to Lead Lender to the extent of any Protective Advances that were made by Lead Lender and that were required to be, but were not, paid by the Defaulting Lender, (ii) second, to each non-Defaulting Lender ratably in accordance with their Base Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of an Advance (or other funding obligation) was funded by such other non-Defaulting Lender), (iii) to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrowers as if such Defaulting Lender had made its portion of Advances (or other funding obligations) hereunder, and (iv) from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with Section 4.3. During such time as a Lender is deemed a Defaulting Lender, the Non-Utilization Fee set forth in Section 3.2(b) shall cease to accrue on the Borrowers’ non-use of available funds for each Defaulting Lender’s Pro Rata Share. Subject to the foregoing, Agent may hold and, in its discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Shares in connection therewith), determining the Required Lenders or Unanimous Lenders, as the case may be, and for the purpose of calculating the fee payable under Section 3.2(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Base Commitment and Aggregate Commitment shall be deemed to be zero. The provisions of this Section 2.4(g) shall remain effective with respect to such Defaulting Lender until the earlier of (i) the date on which all of the non-Defaulting Lenders, Agent, and Borrowers shall have waived, in writing, the application of this Section 2.4(g) to such Defaulting Lender, or (ii) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder. The operation of this Section 2.4(g) shall not be construed to increase or otherwise affect the Aggregate Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. In the event of a direct conflict between the priority provisions of this Section 2.4(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4(g) shall control and govern.

Section 2.5 Requirements of Law.

(a) If the adoption of, or any change in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority as to, any Requirement of Law (other than with respect to any amendment made to a Lender’s certificate of incorporation and by-laws or other organization or governing documents) made subsequent to the date hereof:

(i) shall subject any Lender to any Taxes of any kind whatsoever with respect to this Agreement, any Note or any Advance made by it (excluding net income or franchise taxes) or change the basis of taxation of payments to any Lender in respect thereof;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory Advance or similar requirement against assets held by deposits or other liabilities in or for the account of Advances or other extensions of credit by, or any other acquisition of funds by any office of any Lender which is not otherwise included in the determination of the Daily One Month LIBOR Rate hereunder; or

(iii) shall impose on any Lender any other condition;

and the result of any of the foregoing is to increase the cost to any Lender, by an amount which such Lender deems to be material, of making, continuing or maintaining any Advance or to reduce any amount receivable hereunder in respect thereof, then, in any such case, it shall promptly notify the Borrowers and Agent of such event. Agent, in its discretion, may take such action as it deems necessary as to the additional amounts claimed, including, without limitation, requiring repayment upon demand by Borrowers to the affected Lender such amount or amounts as will compensate the affected Lender for such increased cost or reduced amount receivable thereafter.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to such Lender’s certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder by an amount reasonably deemed by such Lender to be material (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy), then from time to time, the Borrowers shall promptly pay to Agent, on such Lender’s behalf, such additional amount or amounts as will thereafter compensate such Lender for such reduction.

Section 2.6 Independent Obligations.

All Advances (other than Swing Line Advances) shall be made by each applicable Lender contemporaneously and in accordance with their Base Pro Rata Shares. It is understood that (a) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall the Aggregate Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (b) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

Section 2.7 Interest Rate; Maximum Lawful Rate.

(a) Interest Rate. Except as provided in Section 2.7(b), interest shall accrue on the unpaid principal balance of each Advance (computed on the basis of a 360-day year, actual days elapsed) at a fluctuating rate per annum equal to the Daily One Month LIBOR Rate in effect from time to time (or if such rate is not available, the greater of (i) zero or (ii) Alternate Base Rate minus 2.50%) plus the Applicable Margin. Each change in the rate of interest hereunder shall become effective on each Business Day a change in the Daily One Month LIBOR Rate is announced within WFBNA.

(b) Default Rate. Immediately upon and after an Event of Default, the Borrowers’ obligations to the Lenders shall bear interest at the Default Rate.

(c) Maximum Lawful Rate. Notwithstanding any provision in this Agreement, or in any other document, if at any time before the payment in full of the Obligations, any of the rates of interest specified in this Agreement (the “Stated Rates”) exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the “Maximum Lawful Rate”), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rates shall be less than the Maximum Lawful Rate, then, subject to (d) below, the Borrowers shall continue to pay interest at the Maximum Lawful Rate until such time as the total interest received by Lenders is equal to the total interest which Lenders would have received had the Stated Rates been (but for the operation of this Section 2.7(c)) the interest rates payable; thereafter, the interest rates payable shall be the Stated Rates unless and until any of the Stated Rates shall again exceed the Maximum Lawful Rate, in which event this Section 2.7(c) shall again apply. In the event interest payable hereunder is calculated at the Maximum Lawful Rate, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

(d) Amount of Interest. In no event shall the total interest contracted for, charged, received or owed pursuant to the terms of this Agreement exceed the amount, which Lenders may lawfully receive. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 2.7, shall make a final determination that a Lender has received, charged, collected, or contracted for interest hereunder in excess of the amount which such Lender could lawfully have, to the extent permitted by law, such excess shall promptly be applied only to the obligations owed to such Lender (with interest calculated at the Maximum Lawful Rate if applicable) in the order specified in Section 4.3 (excluding clauses third and fourth), and any excess remaining thereafter shall be refunded to the Borrowers. In determining whether the interest exceeds the Maximum Lawful Rate or the maximum amount which a Lender could lawfully have received, the total amount of interest shall, to the extent allowed by law, be spread over the term of the Inventory Facility. Any provisions of this Agreement regarding the time during which interest accrues on Advances are only elements of the formula for calculating interest on the Obligations and are not intended to cause interest to be applied to specific Advances for usury determination purposes.

Section 2.8 Extension of Termination Date

Upon the mutual written agreement of the Unanimous Lenders and the Borrowers, the Termination Date shall be extended for a period of three hundred and sixty-four (364) days by giving written notice thereof to the Borrowers at least thirty (30) days prior to the Termination Date. The Borrowers must provide notice to Agent of their desire to extend the Termination Date no later than forty-five (45) days prior to the scheduled Termination Date. If the Agent, on behalf of the Lenders, does not respond to such notice from the Borrowers on or before the day that is thirty (30) days prior to the scheduled Termination Date, the Unanimous Lenders shall be deemed not to have agreed to such extension. If a Termination Date is extended, the Borrowers shall pay the Lenders a renewal fee, the amount of which shall be agreed upon by the Borrowers and the Unanimous Lenders at the time of renewal, in immediately available funds by wire transfer to the Lender Account before the effective date of renewal. Upon receipt of such renewal fee, the Agent shall pay the Lenders their respective Pro Rata Shares of such renewal fee.

ARTICLE III- COMPUTATIONS; FEES

Section 3.1 Computations.

All fees and other charges provided for in this Agreement that are calculated as a per annum percentage of any amount and all interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days.

Section 3.2 Fees; Expenses.

(a) Intentionally Omitted.

(b) Non-Utilization Fee. The Borrowers agree to pay to the Agent, for the benefit of each applicable Lender based on their Base Pro Rata Share, in arrears, on each Payment Date, a non-refundable fee (the “Non-Utilization Fee”) for the Borrowers’ non-use of available funds in an amount equal to the product of (i) 0.25% per annum (the “Applicable Unused Line Fee Margin”) (calculated on the basis of a 360-day year for actual days elapsed in the period for which the Non-Utilization Fee is payable, including the first day, but excluding the last day of such period) and (ii) the excess of (x) the applicable Inventory Facility Limit less the Swing Line Sublimit over (y) the average for the period of the daily closing balances of the aggregate Advances outstanding during the Utilization Period for which such fee is due; provided, however, so long as the aggregate Advances (other than Swing Line Advances) outstanding for such period shall exceed sixty-five percent (65%) of the applicable Inventory Facility Limit less the Swing Line Sublimit, no such Non-Utilization Fee shall be due and payable. Upon the receipt of such Non-Utilization Fee, the Agent shall pay to each Lender its Base Pro Rata Share of such fee.

(c) Advance Fee. If an Inventory Facility Advance is made during any Utilization Period pursuant to Section 2.3(a), the Borrowers agree to pay to the Agent, for the benefit of each applicable Lender based on their Base Pro Rata Share, on the Funding Date of such Inventory Facility Advance, a non-refundable fee (the “Advance Fee”) in an amount equal to the product of (i) 0.25% multiplied by (ii) the amount of the applicable Inventory Facility Advance. Upon the receipt of such Advance Fee, the Agent shall pay to each Lender its Base Pro Rata Share of such fee.

(d) Expenses. The Borrowers agree to pay the Agent and the Lenders all of the out-of-pocket costs and expenses incurred by the Agent and the Lenders in connection with the development, preparation and execution of the Loan Documents, including, without limitation, (i) all fees and expenses of counsel to the Agent and the Lenders, and (ii) all due diligence, inspection and testing and review costs and expenses incurred by the Lenders with respect to the Collateral under this Agreement.

(e) Attorneys’ Fees and Lenders’ Expenses. If any Lender shall in good faith employ counsel for advice or other representation or shall incur other out-of-pocket costs and expenses in connection with entering into any future amendments or modifications to the

Agreement; or if, following an Event of Default, such Lender shall in good faith employ counsel for advice or other representation or shall incur other out-of-pocket costs and expenses in connection with (i) any litigation, contest, dispute, suit, proceeding or action (whether instituted by any Lender, any Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements executed or delivered in connection herewith, (ii) any attempt to enforce, or enforcement of, any rights of any Lender against any Borrower or any other Person, that may be obligated to any Lender by virtue of any of the Loan Documents, or (iii) any actual or attempted inspection, audit, monitoring, verification, protection, collection, sale, liquidation or other disposition of the Collateral; then, in any such event, the attorneys’ fees arising from such services and all out-of-pocket expenses, costs, charges and other fees (including expert’s fees) incurred by any Lender in any way arising from or relating to any of the events or actions described in this Section shall be payable to such Lender by the Borrowers on demand by such Lender and until paid shall be part of the Obligations.

ARTICLE IV- PAYMENTS

Section 4.1 Payments by the Borrowers Generally.

(a) Making of Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrowers under this Agreement and the Notes, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim (subject to any tax withholdings required by law; provided, however, that Borrowers have given prior written notice of such withholdings to Agent, which notice shall state the Lender subject to the withholdings, the amount of such withholdings, and a detailed description of the basis for such withholdings), to the Agent, on behalf of the Lenders, at the Lender Account, no later than 2:00 p.m. (eastern time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Each Borrower acknowledges that it has no rights of withdrawal from the foregoing account. The Borrowers shall provide notice to the Agent upon sending payments to the Lender Account and such notice shall include the amounts of such payments.

(b) Crediting of Payments. The receipt of any payment item by Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly.

Section 4.2 Repayment of Principal and Interest.

(a) Optional Principal Payments. The Advances are prepayable without premium or penalty, in whole or in part, at any time; provided, however, that the Borrowers must provide the Agent at least one (1) Business Day’s prior written irrevocable notice of any such prepayment. Any amounts prepaid shall be applied in the order set forth in Section 4.3. Except as otherwise provided in Section 2.1(c), amounts repaid may be reborrowed in accordance with the terms of this Agreement.

(b) Mandatory Principal Payments.

(i) Termination Date. Except as provided in Section 2.8 above, the Borrowers shall repay in full on the Termination Date the then aggregate outstanding principal amount of the Advances (as evidenced by each Note) and any other Obligations then outstanding. If an Event of Default has occurred and is continuing, the Borrowers shall pay the entire Obligations, on demand if the Obligations are accelerated pursuant to Section 12.2(b) or (c).

(ii) Inventory Advance Value Deficiency. Before 10:00 a.m. (eastern time) on each Business Day, the Borrowers shall deliver to Agent and each Lender an Inventory Advance Value Certificate together with sufficient information to allow each Lender to independently calculate such Inventory Advance Value, the calculation in such certificate to be made as of the close of business on the prior Business Day. The Borrowers acknowledge, agree and certify that each time an Inventory Advance Value Certificate is submitted that the information contained therein will be true, correct and complete as of the date submitted. The Inventory Advance Certificate shall be subject to testing by Agent on the first Business Day of each month, the Business Day which is two (2) weeks thereafter, and at such other times as determined by Agent in its sole and absolute discretion. Any date on which Agent shall test the Inventory Advance Certificate shall be referred to as a “Certificate Date.” In the event that, on a Certificate Date, such Inventory Advance Value Certificate indicates or if at any time the aggregate outstanding principal amount of Advances exceeds, or if at any time any Lender shall notify the Borrowers that the aggregate outstanding principal amount of Advances exceeds, the Inventory Advance Value (an “Inventory Advance Value Deficiency”), the Borrowers shall no later than the close of business on the next Business Day prepay the Advances in part or in whole to the Agent, on behalf of the Lenders, such that after giving effect to such prepayment the aggregate outstanding principal amount of the Advances does not exceed the Inventory Advance Value.

(c) Interest Payments. The Borrowers shall pay to the Agent, on behalf of the Lenders, on each Payment Date interest on the unpaid principal amount of each Advance for the period from and including the date of such Advance to but excluding the date such Advance shall be paid in full, at the rate set forth in Section 2.7(a). Any accrued and unpaid interest shall be due and payable on the Termination Date.

(d) Swaps are Independent. Any prepayment shall not affect Borrowers’ obligation to continue making payments under any Swap Agreement, which shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such Swap Agreement.

Section 4.3 Application of Payments.

All principal and interest payments or proceeds of Collateral received in the Lender Account shall be applied by the Agent, without duplication, in the following order:

(a) First, for application to any overdue interest on the Advances, among the Lenders, pro rata, in proportion to their then-outstanding Advances, until paid in full;

(b) Second, for application to any accrued interest on the Advances, among the Lenders, pro rata, in proportion to their then-outstanding Advances, until paid in full;

(c) Third, during the continuance of an Event of Default, for application to any Inspection Fees due and payable to the Collateral Representative under Section 6.4(b) hereof, until paid in full;

(d) Fourth, for application to any fees due and payable to the Lenders under the Loan Documents, among the Lenders, according to their Pro Rata Shares, until paid in full, provided that Inspection Fees shall be excluded from the scope of this clause (d) and the Collateral Administrative Fee shall only be included within the scope of this clause (d) during the continuance of an Event of Default;

(e) Fifth, for application to any expenses, reimbursements, indemnities and other similar amounts then due and payable to the Lenders under the Loan Documents, among the Lenders according to their respective claims, until paid in full;

(f) Sixth, for application to any unpaid principal balance of all Advances made with respect to Swing Line Commitments to the Lead Lender, until paid in full;

(g) Seventh, solely after all Advances made with respect to Swing Line Commitments have been paid in full, pari passu for application to (1) any unpaid principal balance of all other Advances, according to each Lender’s Base Pro Rata Share, until paid in full, and (2) any outstanding Obligations to any Lender or any Lender Affiliate under any Swap Agreement provided by such Lender or such Lender Affiliate in connection with the Inventory Facility; then

(h) Eighth, ratably to pay any Obligations owed to Defaulting Lenders.

Notwithstanding anything set forth in this Section 4.3 to the contrary, if the Borrowers shall withhold from any payment due to a Lender hereunder an amount for taxes pursuant to and in accordance with the terms of Section 4.1(a) hereof, the payment to such Lender shall be reduced by the amount so withheld.

ARTICLE V- ADMINISTRATION

Section 5.1 Borrower Administration.

The Borrowers shall furnish to the Lenders such reports in such forms that the Required Lenders determine are necessary to track and monitor Eligible Vehicles, Inventory, Motor Vehicles (to the extent included in the calculation of Eligible Vehicle Advance Value) and the Inventory Advance Value. Such reports shall be in a format and on a medium readable by each Lender’s computer software, or such other format or medium reasonably acceptable to the Required Lenders. In the event the Borrowers are unable, for any reason, to deliver such reports in electronic form, each Lender agrees that providing the reports in paper form to each Lender is a medium/format acceptable to each Lender.

Section 5.2 WFBNA as Agent.

(a) Appointment of Agent; Authorization. Each Lender hereby designates and appoints WFBNA or its designee, and WFBNA agrees to act, as the agent (in such capacity, the “Agent”) for the other Lenders for all purposes when WFBNA is acting on behalf of the Lenders under this Agreement and the other Loan Documents. Each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent for and on behalf of the Lenders on the conditions contained in this Section 5.2. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, WFBNA, in its capacity as Agent, shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the payments made by Borrowers, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) except for the Collateral Administrative Fees required to be paid to a Lender during the applicable time period pursuant to Section 6.4(b) or as relates to an indemnification of a particular Lender under Section 9.1, exclusively receive, apply, and distribute the payments of Borrowers as provided in the Loan Documents, (d) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the payments by Borrowers, (e) perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to Borrowers or the Guarantors, the Obligations, the Collateral, the payments of Borrowers, or otherwise related to any of same as provided in the Loan Documents, and (f) incur and pay the expenses of the Lenders as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents. The provisions of this Section 5.2 are solely for the benefit of the Lenders and no Borrower shall have rights as a third-party beneficiary of any provisions contained herein.

(b) Payments. At any time or times that the Agent receives by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, the Agent shall act as agent for the other Lenders as to all amounts owing to the other Lenders and shall distribute all such amounts to the other Lenders in accordance with the terms of this Agreement or the Loan Documents, as applicable. When the Agent receives notification from the Borrowers that funds have been sent to the Lender Account and the Agent verifies that such funds are received by 12:00 noon (eastern time), the Agent shall distribute amounts owing to the other Lenders on the same Business Day in accordance with the Loan Documents, otherwise the Agent shall distribute such amounts on the next Business Day.

(c) Advances. At any time or times that the Agent receives Advances from the other Lenders, the Agent shall act as agent for the other Lenders as to such Advances and shall distribute all such Advances to Borrowers in accordance with the terms of this Agreement or the other Loan Documents, as applicable.

(d) Rights of Agent. As to any matters not expressly provided for by the Loan Documents, the Agent shall not exercise any discretion or take any action (including, without limitation, enforcement or collection of the Notes), but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agent may perform any of its duties by or through its officers, directors, agents or employees, it being understood that all such actions taken by such officers, directors, agents or employees shall be on behalf of the Agent.

(e) Duties and Responsibilities. WFBNA, in its capacity as Agent hereunder, shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. Neither the Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them under any Loan Document or in connection herewith or therewith unless caused by its or by their gross negligence or willful misconduct or material violation of a Requirement of Law or this Agreement or the other Loan Documents.

(f) Request for Instructions. If the Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with any Loan Document, the Agent shall be entitled to refrain from acting or taking the action unless and until the Agent shall have received instructions from the Required Lenders, and the Agent shall not incur liability to any Person by reason of so refraining.

(g) Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, e-mail, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person. The Agent may consult with legal counsel (including counsel for any Lender or any

Lender Affiliate), independent public accountants and other experts selected by the Agent and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts with respect to matters within their expertise.

(h) Liability of Agent. Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrowers and the Guarantors in connection with the making and the continuation of each Advance and the taking or not taking of any action in connection herewith, (ii) its own appraisal of the creditworthiness of the Borrowers and the Guarantors and the merits and risks of extensions of credit hereunder and (iii) its own independent appraisal of the Collateral. The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Loan Documents, Collateral or the financial condition of the Borrowers and the Guarantors or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any Loan Document, or the financial condition of the Borrowers and the Guarantors or the existence or possible existence of any Event of Default.

(i) Notice of Pre-Default Event or Event of Default. WFBNA, acting solely in its capacity as Agent hereunder, shall not be deemed to have knowledge or notice of the occurrence of any Pre-Default Event or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which WFBNA, acting solely in its capacity as Agent hereunder, has obtained actual knowledge, unless Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Pre-Default Event or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which WFBNA, acting solely in its capacity as Agent hereunder, has obtained actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Subject to the provisions of this Section 5.2, Agent shall take such action with respect to such Event of Default as may be requested by the Required Lenders in accordance with Section 12.2; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable.

(j) Agent in Individual Capacity. WFBNA and any Lender Affiliate of WFBNA may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrowers and Guarantors and their respective Subsidiaries and Affiliates and any other Person party to any Loan Document as though WFBNA were not Agent hereunder, and, in each case, without notice to or consent of the other Lenders. The other Lenders acknowledge that, pursuant to such activities, WFBNA or any Lender Affiliate of WFBNA may receive information regarding Borrowers or their Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include WFBNA in its individual capacity.

(k) Successor Agent. Agent may resign as Agent upon 30 days prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrowers (unless such notice is waived by Borrowers). If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrowers, a successor Agent. Upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 5.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

(l) Lenders in Individual Capacity. Except for those lending or banking relationships that exist on the Effective Date as set forth on Exhibit 5.2(l), no Lender (other than the Lead Lender) may (i) make inventory or floorplan loans to any Borrower, any Guarantor, any of Borrower’s or Guarantor’s respective Subsidiaries, any Affiliates in which any Borrower or Guarantor has a controlling interest and/or any other Person party to any Loan Document (collectively, the “Restricted Parties”), (ii) accept deposits from Restricted Parties as such deposits relate to or arise from inventory or floorplan loans to any of the Restricted Parties, or (iii) accept a security interest in (other than the security interest granted under this Agreement) the Collateral or any other Motor Vehicles or Inventory owned by a DT Entity or the deposits or proceeds (other than Contract Collateral) related thereto, without the prior written consent of the Required Lenders and then only upon such terms and conditions as approved by the Required Lenders.

(m) Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the UCC can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

(n) Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Aggregate Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Aggregate Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Except as provided in Section 5.2(o), no Lender shall have any liability for the acts of any other Lender. No Lender shall be responsible to Borrowers or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for such Lender or on its behalf, nor to take any other action on behalf of such Lender hereunder or in connection with the financing contemplated herein.

(o) Costs and Expenses; Indemnification. Agent may incur and pay certain costs and expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not the Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the payments of Borrowers received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by Borrowers, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent and its Lender Affiliates and all of their respective officers, directors, employees, attorneys, consultants and agents (each, an “Agent Indemnified Party”) (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Losses (as hereinafter defined); provided, however, that no Lender shall be liable for the payment to any Agent Indemnified Party of any portion of such Losses resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any other Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

(p) Third-Party Documents. Each Lender hereby acknowledges and agrees that it has reviewed and shall be bound by the terms and conditions set forth in (i) the Intercreditor Agreement with Manheim Remarketing, Inc., for itself and as agent for the Manheim Auction Lenders (as defined therein), (ii) the Intercreditor Agreement with Deutsche Bank AG, New York Branch, as the Program Agent, as to the DB Warehouse Facility, (iii) the Intercreditor Agreement with The Royal Bank of Scotland PLC, as the Program Agent, as to the RBS Warehouse Facility, (iv) the Intercreditor Agreement with Santander Consumer USA Inc., solely in its capacity as lender under the Santander Term Residual Facility, as to the Santander Term Residual Facility, (v) the Reaffirmation, Assignment and Modification to Intercreditor Agreement by and among SCUSA, MAFS, Agent, on behalf of the Lenders, Borrowers, DTAC, and Wells Fargo Bank, N.A., solely in its capacity as trustee under the Notes Indenture, as to the Senior Secured Notes, (vi) the Intercreditor Agreement with UBS Real Estate Securities Inc., as the Program Agent, as to the UBS Warehouse Facility, and (vii) all required landlord waivers and other third party agreements with respect to the Collateral as executed by Agent on behalf of the Lenders.

ARTICLE VI- COLLATERAL: GENERAL TERMS

Section 6.1 Security Interest.

To secure the performance and payment of the Obligations and all of the Borrowers’ existing and future obligations to the Lenders arising under or related to this Agreement or any other Loan Document, the Borrowers hereby grant to Agent, on behalf of the Lenders, a continuing security interest in and to all of the following property of each Borrower, whether now owned or existing or hereafter arising or acquired and regardless of where located:

(a) Inventory; Motor Vehicles; Certificates of Title related to Inventory and Motor Vehicles; insurance policies; and benefits and rights under insurance policies, all as related to Inventory and Motor Vehicles, which such Borrower is solely or jointly the owner of, insured under, the lienholder or loss payee under, or the beneficiary of;

(b) accessions to, substitutions for and all replacements, products and proceeds of, any of the foregoing property; and

(c) books and records (including, without limitation, financial statements, accounting records, customer lists, credit files, computer programs, electronic data, print-outs and other computer materials and records) of each Borrower pertaining to any of the foregoing property;

provided, however, that the Collateral (including without limitation, proceeds of Collateral) shall not include the Contract Collateral.

Section 6.2 Disclosure of Security Interest.

Each Borrower shall make appropriate entries upon its financial statements and its books and records disclosing the Agent’s security interest in the Collateral for the benefit of the Lenders.

Section 6.3 Additional Acts.

Each Borrower shall perform all other acts as reasonably requested by the Agent or the Lenders for the purpose of perfecting, protecting, maintaining and enforcing the security interest of Agent, on behalf of Lenders, in the Collateral and the priority of such security interest. Each Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement. Each Borrower, upon request of Agent, shall either pay or reimburse Agent for all costs, filing fees and taxes associated with the perfection of Agent’s security interest.

Section 6.4 Inspection and Access.

(a) Inspections. Agent, on behalf of the Lenders, and its agents (including, but not limited to representatives of any inspection agent appointed by any Lender), shall have the right, at any time, to (i) during the Borrowers’ usual business hours, inspect the Collateral and the premises upon which any of the Collateral is located; (ii) during the Borrowers’ usual business hours, inspect, audit and make copies or extracts from any of the Borrowers’ records, computer systems, files, and books of account related to the Collateral; (iii) during the Borrowers’ usual business hours, monitor the Borrowers’ performance of its obligations with respect to this Agreement; (iv) obtain information about the Borrowers’ affairs and finances from any Person; and (v) verify, in the Agent’s name or in the name of the Borrowers, the validity, amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral. Each Borrower, shall, upon the Agent’s request from time to time, instruct its vendors, banking and other financial institutions and its accountants to make available to the Agent and discuss with the Agent such information and records as the Agent may reasonably request. Each Borrower authorizes the Agent, if requested by a Person other than a credit reporting agency and without request if the Person is a credit reporting agency, to provide that Person with information about the Obligations, Collateral and such Borrower’s performance of this Agreement. If any Borrower maintains or stores any data with respect to Collateral on a computer data system, any Borrower shall upon request of the Agent provide the Lenders with (i) on-line access to such computer data system and (ii) deliver to the Lenders duplicate copies of the requested data in machine readable form acceptable to the Lenders along with a printout or other hard copy of such data. If at any time during the term of this Agreement, Agent or any of the Lenders establish on-line access to the Borrowers’ computer systems, Agent and each such Lender shall exercise such care as it exercises with respect to its own computer systems regarding the integrity and confidentiality of the Borrowers’ information therein, Agent and each such Lender shall restrict its access to those parts of the Borrowers’ computer systems that relate to the Collateral and Agent and each such Lender shall observe all reasonable security requirements relating to the Borrowers’ computer systems as Agent and such Lender is advised of by the Borrowers; provided, however, that such observance shall in no way prevent Agent or such Lender from accessing Borrower’s information. Upon the written consent of the Required Lenders, each Lender and its agents (including, but not limited to, representatives of any inspection agent appointed by any Lender) may inspect and otherwise take the same actions as Agent set forth in this Section 6.4(a). Notwithstanding anything set forth herein to the contrary and provided that no Pre-Default Event or Event of Default shall have occurred and be continuing hereunder, Agent, on behalf of the Lenders, and its agents shall not conduct such inspection and/or audit more than one (1) time in any Accounting Period; provided, however, that the duration and scope of any such inspection and/or audit conducted during an Accounting Period may comprise of and extend across multiple days, which days may or may not be consecutive, all as determined by Agent.

(b) Duties of Collateral Representative; Lenders Inspection Agent. Agent, in its discretion and on behalf of the Lenders, may designate one or more Lenders or Lender Affiliates to act as a collateral representative (the “Collateral Representative”). Agent may, from time to time in its discretion, remove, replace and/or re-designate any Collateral Representative and/or change the number of Collateral Representatives and/or the roles of any Collateral Representative.

(i) The Lenders acknowledge that Agent, on behalf of Lenders, has designated MAFS and WFBNA as the initial Collateral Representatives, with each having the specific roles and duties set forth herein. Commencing as of the Effective Date through the 6-month anniversary of the Effective Date (the “Interim Inspection Period”), MAFS, in its role as Collateral Representative, shall (i) inspect the Collateral and verify the vehicle identification numbers with respect to the Collateral consistent with past practice, and (ii) verify the title of the Collateral at the locations where Borrowers conduct retail sales of Inventory and Motor Vehicles as indicated on Exhibit 8.1(A) consistent with past practice. During the Interim Inspection Period, WFBNA, in its role as Collateral Representative, shall verify the title of the Inventory and Motor Vehicles at the Borrowers’ inspection centers/reconditioning centers indicated on Exhibit 8.1(A).

(ii) On or before the end of the Interim Inspection Period, the Required Lenders shall determine the Collateral inspection and audit procedures and the scope of such inspections and audits. The Agent, in its discretion and on behalf of the Lenders, may designate one or more Collateral Representatives, which may or may not be any or both of the initial Collateral Representatives set forth above in Section 6.4(b)(i). The duties, obligations, rights and fees of each Collateral Representative, in Agent’s discretion, may be governed by a separate collateral agency agreement between Agent, on behalf of Lenders, and the respective Collateral Representative. Borrowers shall be liable for all fees of each Collateral Representative due under such separate collateral agency agreement.

(iii) Each Collateral Representative, has or may engage DataScan Technologies LLC or another third party acceptable to Agent (the “Lenders Inspection Agent”), to perform collateral inspection and audit services on behalf of such Collateral Representative and for the benefit of the Lenders, including, but not limited to, inspections and audits with respect to Collateral at the Borrowers’ Places of Business. Each Collateral Representative agrees to furnish to the Agent and each other Lender copies of the collateral inspection reports, if applicable, that it receives from the Lenders Inspection Agent.

(iv) The Borrowers agree to pay directly to the Collateral Representative(s) a fee (the “Collateral Administrative Fee”) of $12,500 per month and to reimburse each Collateral Representative for all fees paid and out-of-pocket costs incurred by the Collateral Representative in connection with the services performed by the Lenders Inspection Agent or the Collateral Representative, as the case may be (the “Inspection Fees”). During the Interim Inspection Period, the Collateral Administrative Fee shall be paid directly to each respective Collateral Representative as follows: (1) to MAFS, a fee of $11,500 per month, and (2) to WFBNA, a fee of $1,000 per month. Each Collateral Representative will invoice the Borrowers monthly, and the Borrowers shall pay the Collateral Administrative Fee and the Inspection Fees directly to the applicable Collateral Representative on or before the 15th day of the month following the invoiced month. Fees payable by the Borrowers pursuant to this Section shall constitute Obligations for all purposes under the Loan Documents, subject, however, to certain limitations set forth in Section 4.3 hereof. If at any time during the continuance of an Event of Default insufficient funds are received by and available to the Agent to pay fully all outstanding fees due under this Section, then each of the Lenders other than the applicable Collateral Representative severally agrees to pay to such applicable Collateral Representative within ten days of written demand such Lender’s Pro Rata Share of such outstanding Inspection Fees; provided, however, that the other Lenders shall not be responsible for the applicable Collateral Representative’s Pro Rata Share of such outstanding Inspection Fees. Each Collateral Representative shall provide written notice to Agent and each other Lender of the Borrowers’ failure to pay any fees under this Section for a period of forty-five (45) days following the 15th day of each month. Failure by a Collateral Representative to provide such written notice shall release such other Lenders from any responsibility to pay such applicable Collateral Representative such Lender’s Pro Rata Share of any such outstanding Inspection Fees.

(c) Additional Inspection Agent. Furthermore, the Lenders shall have the right to appoint an inspection agent (the “Additional Lenders Inspection Agent”) performing the same services and having the same responsibilities as the Lenders Inspection Agent. If the other Lenders appoint such an agent, the Borrowers agree to pay the Additional Lenders Inspection Agent’s fees as incurred directly for up to four (4) audits per year actually performed at each of the Borrowers’ applicable Places of Business. Such audit fees shall be billed directly to the Borrowers and the Borrowers shall pay the Additional Lenders Inspection Agent for such fees independently of Section 4.3.

(d) Expenses and Fees. Notwithstanding anything set forth herein to the contrary, if any Lender or any Lender Affiliate of any such Lender is engaged by Agent to assist with the liquidation and/or disposition of all or any part of the Collateral (as a Collateral Representative or otherwise) after an Event of Default, then such Lender or such Lender Affiliate may receive, prior to distribution of the proceeds from such liquidation and/or disposition in accordance with the provisions of Section 4.3, its reasonable actual out-of-pocket expenses which are incurred solely in connection with the actual liquidation/disposition of such Collateral, and all other fees and expenses due to such Lender or Lender Affiliates related to the Borrowers or due from any Borrower pursuant to a separate agreement between any Borrower and such Lender and/or such Lender Affiliate shall be paid only after the payments have been applied by Agent in the order and priority set forth in Section 4.3.

Section 6.5 Agent Authorization.

By execution of this Agreement, each Borrower authorizes Agent and any of its officers or employees to execute and file, on behalf of such Borrower and without such Borrower’s signature, original financing statements, amendments, continuation statements, and any other documents Agent deems necessary or desirable to protect the interests of the Lenders. Each

Borrower authorizes Agent to supply any omitted information and correct errors in any document executed by or on behalf of such Borrower.

Section 6.6 Change of Collateral, Location, Office or Structure.

The Borrowers shall keep the Inventory and the Motor Vehicles at the Borrowers’ Places of Business or at an auction location to the extent customary to do so and shall, at a Lender’s or Agent’s request, advise the Lenders and Agent of the location of any other Collateral. No Borrower shall change its name, jurisdiction of organization, trade name, principal place of business or chief executive office as listed in Exhibit 8.1(A) unless such Borrower gives the Lenders and Agent at least forty-five (45) days prior written notice of such change and prior thereto has taken all actions that the Required Lenders require to maintain the priority and perfection of their security interests in, and access to, the Collateral. Upon changing the location of any existing service center or other Place of Business (other than third party service centers), the Borrowers shall provide the Lenders and Agent with an amended Exhibit 8.1(A) reflecting such change.

Section 6.7 Termination of Security Interests.

The Lenders’ security interests in the Collateral shall continue until performance and payment in full of all of the Borrowers’ obligations to the Lenders in accordance with the terms of agreements creating such obligations; and if, at any time, all or part of a payment or transfer made by any Borrower or any other Person and applied by the Lenders to the Borrowers’ obligations to the Lenders is rescinded or otherwise must be returned by Lenders for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Borrower or such other Person), the security interest granted hereunder or under any other present or future agreement between the Borrowers and the Agent and/or the Lenders, and all rights of the Agent, on behalf of the Lenders, and the Lenders, shall be reinstated as to the obligations which were satisfied by the payment or transfer rescinded or returned, all as though such payment or transfer had not been made, and the Borrowers shall take the action requested by the Agent to re-perfect all terminated security interests and to reinstate all satisfied obligations.

Section 6.8 Liability for Collateral.

Borrowers hereby agree that: (a) so long as Agent and the Lenders comply with their respective obligations, if any, under the UCC, neither the Agent nor any Lender shall in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

Section 6.9 Financing Statements Filings.

Notwithstanding anything set forth herein and notwithstanding the order of filing of any financing statements or other instruments by any party hereto with respect to the Collateral or the possession by Agent or any Lender of any such Collateral, the parties acknowledge that the Lead

Lender shall have first priority to the extent of the Swing Line Advances and, thereafter, the Lenders shall have equal priority.

Section 6.10 Constructive Trust.

In the event that any Person included in the definition of DTCG (other than a Borrower) and/or any Affiliate of any Person included in the definition of DTCG receives and/or takes title to or beneficial ownership of any Motor Vehicle or Inventory that would be deemed Collateral if such title or beneficial ownership was held by a Borrower, then Borrowers shall cause such Person to receive and hold the same in trust, for the benefit of Car Sales, and immediately assign the same to Car Sales, and such Motor Vehicle or Inventory shall be deemed Collateral hereunder.

ARTICLE VII- CONDITIONS TO ADVANCES

Section 7.1 Conditions to Effectiveness.

The following conditions precedent shall be satisfied in each Lender’s sole discretion prior to the making of the initial Advance hereunder:

(a) The Lenders shall have received this Agreement, executed and delivered by a duly authorized officer of each Borrower.

(b) The Lenders shall have received the following documents, each of which shall be satisfactory to the Lenders in form and substance:

(i) The Notes, duly completed and executed.

(ii) A Guaranty, duly executed and delivered by each Guarantor.

(iii) All required Intercreditor Agreements, duly executed and delivered by all parties thereto.

(iv) Landlord waivers covering those locations where Borrowers maintain a majority of Borrowers’ Inventory and Motor Vehicles and other third-party agreements with respect to the Collateral.

(v) UCC-11 searches and other Lien searches with respect to each Borrower showing no existing security interests or Liens (other than Permitted Liens) on the Collateral.

(c) Lien Perfection. Each Borrower shall have taken all steps necessary to ensure that the security interest granted hereunder in the Collateral shall constitute a first priority, fully perfected security interest under the UCC in all right, title and interest of such Borrower in, to and under such Collateral, which can be perfected by filing under the UCC. Each Borrower shall not create or permit to exist any mortgage, pledge, title retention Lien or other Lien, encumbrance or security interest with respect to any of the Collateral, except for Permitted Liens.

(d) Organizational Documents. A good standing certificate and certified copies of the articles or certificate of incorporation and by-laws (in the case of a corporation) or the articles of organization or formation and operating agreement (in the case of a limited liability company) of each Borrower and each Guarantor and of all corporate, limited liability company, or other authority for each Borrower and each Guarantor with respect to the execution, delivery and performance of the Loan Documents and each other document to be delivered by each Borrower and each Guarantor from time to time in connection herewith (and each Lender may conclusively rely on such documents until it receives notice in writing from each Borrower or each Guarantor to the contrary).

(e) Incumbency Certificate; Resolutions. Incumbency certificate and certified resolutions of the board of directors (or other appropriate governing body) of each Borrower and each Guarantor, signed by the Secretary or another authorized officer of such Borrower or Guarantor, authorizing the execution, delivery and performance of the Loan Documents.

(f) Legal Opinion. A legal opinion of counsel to the Borrowers and the Guarantors addressed to Lenders with respect to general corporate and limited liability company matters and such other matters consistent with customary practice and with respect to perfection and priority, in a form acceptable to the Lenders and their counsel.

(g) Filings, Registrations, Recordings. Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Agent (on behalf of the Lenders), a perfected security interest in the Collateral, subject to no Liens other than those created hereunder and Permitted Liens, shall have been properly prepared for filing (including the applicable county or counties if Agent determines such filings are necessary in its reasonable discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such security interest.

(h) Fees and Expenses. The Lenders shall have received all fees and expenses required to be paid by the Borrowers on or prior to the initial Funding Date pursuant to Section 3.2 and such fees and expenses may be netted out of any Advance made by the Lenders hereunder.

(i) Financial Statements. The Lenders shall have received the financial statements referenced in Section 10.4.

(j) Consents, Licenses, Approvals, etc. The Lenders shall have received a list certified by the Borrowers of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrowers and the Guarantors of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect.

(k) Assignment of Prior Loan and Security Agreement. The Prior Loan and Security Agreement and the promissory notes and other loan documents executed in connection therewith shall be assigned to Agent, on behalf of the Lenders.

(l) Insurance. The Lenders shall have received evidence showing compliance by the Borrowers as of such initial Funding Date with Section 10.11 hereof.

(m) No Material Adverse Effect. There shall not have occurred since March 31, 2011 any event or condition that has had or could be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

(n) Other Documents. The Lenders shall have received such other documents as each Lender or its counsel may reasonably request.

Section 7.2 Conditions to Each Advance.

Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of the Lenders hereunder, the Lenders shall not be obligated to make any Advances (including the initial Advance) unless at the time of the Advance, all of the following conditions shall, in each Lender’s sole determination, be satisfied:

(a) All of the representations and warranties of the Borrowers in all of the Loan Documents shall be true and correct on and as of the date of such Advance as though they were made on and as of such date and the Borrowers shall have performed all of their obligations contained in the Loan Documents required to be performed as of such date;

(b) The making of the Advance will not cause or constitute an Event of Default or Pre-Default Event;

(c) There shall have been no material adverse change in the financial condition of DTCG;

(d) No claim has been asserted or proceeding commenced challenging this Agreement or Lenders’ rights under this Agreement, and no claim has been asserted which if true would be a breach of a representation and warranty in the Loan Documents;

(e) No Event of Default shall have occurred and still be in existence, and no Pre-Default Event shall have occurred and still be in existence;

(f) Lenders have a first priority perfected security interest in the Collateral, and none of the Collateral is subject to any Lien, except for Permitted Liens and except, to the extent the Collateral is a Motor Vehicle and is not included as an Eligible Vehicle on an Inventory Advance Value Certificate, the Borrower’s title to any such Motor Vehicle may be subject to a Purchase Money Lien, not otherwise released within the time periods provided for in the definition of “Permitted Lien”;

(g) The Inventory Advance Value Certificate and all other reports delivered by the Borrowers and the Borrowers’ records of operations have been delivered to Agent and are satisfactory to the Lenders;

(h) The Borrowers shall have provided such additional information and documents as the Lenders may reasonably request;

(i) No party (other than the Agent or a Lender) to any Intercreditor Agreement has disputed or contested the contractual subordination provision thereof in whole or in part or has otherwise breached its material obligations thereunder, and such dispute, contest or breach has not been waived, resolved or remedied within thirty (30) days after delivery of a notice from the Agent or a Lender to such other party; and

(j) The aggregate outstanding principal amount of the Advances shall not exceed the Inventory Advance Value.

ARTICLE VIII- REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

Section 8.1 Representations of the Borrowers.

The Borrowers, jointly and severally, hereby make the following representations and warranties. The representations and warranties are made as of the execution and delivery of the Agreement, and each time the Borrowers request an Advance the representations and warranties are deemed to be made again at that time. Any Lender’s knowledge of any breach of the representations and warranties contained herein shall not void any of the representations or warranties or affect such Lender’s rights with respect to the breach.

(a) Organization, Good Standing, Name and Location. DriveTime is a corporation, duly organized, validly existing and in good standing under the laws of the States where it conducts business, with power and authority to own its properties and to conduct its business. Each of DriveTime Sales, Car Sales and DriveTime Ohio is a limited liability company, duly organized, validly existing and in good standing under the laws of the States where it conducts business, with power and authority to own its properties and to conduct its business. Each Borrower has, is in good standing under, and is in compliance with, all governmental approvals, licenses, permits, certificates, inspections, consents and franchises necessary to conduct its business, to enter into and perform the Loan Documents and to own and operate its business. Each Borrower’s jurisdiction of organization is set forth on Exhibit 8.1(A). The addresses of each Borrower’s places of business including, without limitation, the locations where such Borrower conducts such Borrower’s retail sales of Inventory and Motor Vehicles, the locations of such Borrower’s inspection centers/reconditioning centers, such Borrower’s principal place of business and chief executive office, and such Borrower’s proposed places of business are set forth in Exhibit 8.1(A). During the preceding five (5) years, each Borrower has not been known by or used any other corporate, trade or fictitious name except as disclosed in Exhibit 8.1(A). Car Sales is the only Person included within the definition of DTCG to use the trade or fictitious name of “DriveTime”.

(b) Due Qualification. Each Borrower has, and is in good standing under, all licenses, permits, and approvals in all jurisdictions that are required for such Borrower’s performance of the Loan Documents.

(c) Power and Authority. Each Borrower has the power and authority to execute the Loan Documents and carry out their terms, and the execution and performance of the Loan Documents have been duly authorized by all necessary corporate or limited liability company action. The execution and performance of the Loan Documents by each Borrower does not require the consent or approval of any Person.

(d) Valid and Binding Obligations. The Loan Documents constitute valid loan obligations of each Borrower and a valid granting of a security interest in the Collateral to Lenders, and are legal, valid and binding obligations of each Borrower enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, other similar laws affecting creditors generally and by equitable principles. Each Borrower’s use of the Advances is a legal and proper corporate use. Each Borrower has not used Advances to give any preference to any creditor or to make a fraudulent transfer.

(e) No Violation. Each Borrower’s execution and performance of the Loan Documents do not conflict with, result in any breach of, nor constitute (with or without notice or lapse of time) a default under, (i) the articles of incorporation or bylaws of DriveTime, or (ii) the articles of organization or operating agreement of any of DriveTime Sales, Car Sales or DriveTime Ohio, or (iii) any indenture, instrument, agreement, or court order by which it is bound, or (iv) any applicable law, rule or regulation, nor (v) does it result in the creation or imposition of any Lien upon any of such Borrower’s properties other than that granted to Lenders.

(f) No Proceedings. Except as otherwise set forth on Exhibit 8.1(F), there are no proceedings or investigations pending, or to the best of each Borrower’s knowledge, overtly threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over any Borrower or its properties, which (i) assert the invalidity of the Loan Documents, (ii) seek to prevent the consummation of any of the transactions contemplated by the Loan Documents, (iii) seek any determination or ruling that, if determined adversely to any Borrower, would materially and adversely affect the Collateral, any Borrower’s ability to perform its obligations under the Loan Documents, the validity or enforceability of the Loan Documents, Lenders’ rights under the Loan Documents, or any Borrower’s financial condition or business, or (iv) allege that any Borrower is in violation of any statute, regulation, rule or ordinance of any governmental entity, including, without limitation, the United States of America, any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof except in connection with complaints of Contract Debtors made in the normal course of any Borrower’s business and not of a material nature.

(g) Collateral. Each Borrower has good and marketable ownership of and legal and beneficial title to the Collateral and the Collateral is free and clear of all Liens, claims, charges, defenses, counterclaims, offsets, encumbrances and security interests of any kind or nature, except the Permitted Liens. The security interests granted to Lenders in the Collateral included on the applicable Inventory Advance Value Certificate are perfected first priority security interests and no claim of ownership or other interest has been asserted which would be a breach of this Section 8.1(g). Notwithstanding anything to the contrary set forth herein, to the extent the Collateral is a Motor Vehicle and is not included as an Eligible Vehicle on an Inventory Advance Value Certificate, the Borrower’s title to any such Motor Vehicle may be subject to a Purchase Money Lien, not otherwise released within the time periods provided for in the definition of “Permitted Lien”.

(h) Taxes. All required federal, state and local tax returns of each Borrower have been accurately prepared and duly and timely filed (within the initial or extended time period allowed therefor) and all federal, state and local taxes required to be paid with respect to the periods covered by such returns have been paid. No Borrower has been delinquent in the payment of any tax, assessment or other governmental charge, which could adversely affect in any way the Collateral.

(i) Brokers. No Person has, by reason of any Borrower conduct, any right, interest or claim against any Borrower, any Lender or the Collateral for any commission, fee or other compensation as a finder or broker or in any similar capacity with respect to the Advances evidenced by this Agreement.

(j) Status and Condition. As of the date hereof and immediately after giving effect to each Advance, the fair value of the assets of the Borrowers is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of the Borrowers in accordance with GAAP) of the Borrowers, each Borrower is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and propose to engage. No Borrower intends to incur, or believe that it has incurred, debt beyond its ability to pay such debts as they mature. No Borrower is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of any Borrower or any of its assets. No Borrower is transferring any Collateral with any intent to hinder, delay or defraud any of its creditors.

(k) Disclosure. There is no fact known to any Borrower which such Borrower has not disclosed to any Lender in writing with respect to the Collateral or the assets, liabilities, financial condition or activities of any Borrower or its Affiliates which would or may be likely to have a material adverse effect upon the Collateral or any Borrower’s ability to perform its obligations under the Loan Documents. All information and documents prepared by the Borrowers and provided to any Lender at any time are true and accurate at the time of delivery. No Borrower has any knowledge that any information or documents, not prepared by any Borrower but delivered by any Borrower to any Lender were not true and accurate at the time of delivery.

(l) Articles of Incorporation/Organization and Good Standing. DriveTime’s Articles of Incorporation received by Lenders pursuant to this Agreement has not been modified. Each of DriveTime Sales’, Car Sales’ and DriveTime Ohio’s Articles of Organization received by Lenders pursuant to this Agreement has not been modified. No Borrower has taken or allowed any action that would result in it not being in good standing. No Borrower has received notice of any actual or threatened action to revoke its articles of incorporation or articles of organization, as the case may be, or good standing.

(m) Financial Statements. All financial statements of the Borrowers and Affiliates delivered to Lenders fairly present the assets, liabilities and financial condition and income as of the dates thereof. There are no material omissions from the financial statements and there has been no development or event nor any prospective development or event with respect to the assets, liabilities or financial condition since the date of the most recently delivered financial statements, which has had or should reasonably be expected to have a Material Adverse Effect. There exists no equity or long-term investments in, or outstanding advances to, or guaranties of, any Person except such equity, investment, advances, or guaranties disclosed in the financial statements. The financial statements accurately disclose all transactions with Affiliates.

(n) Conditions. Each time the Borrowers request an Advance, the conditions in Section 7.2 have been met.

(o) No Defaults. No event has occurred and no condition exists which would, upon the execution and delivery of this Agreement and the other Loan Documents or any Borrower’s performance hereunder or thereunder, constitute an Event of Default. No Borrower is in default, and no event has occurred and is continuing, and no condition exists, which constitutes, or with the passage of time or the giving of notice or both, would constitute, a default under any material agreement between any Borrower and any Person, including the payment of any debt or other obligation permitted under the Loan Documents to any Person for borrowed funds, or any obligation relating to the securitization of any assets of any Borrower or any Affiliate of any Borrower.

(p) Margin Regulations. Neither the making of any Advance hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T or Regulation U.

(q) Investment Company Act. No Borrower or any respective Subsidiary is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Borrower is subject to any Federal or state statute or regulation, which limits its ability to incur Indebtedness.

(r) Location of Books and Records. The location where each Borrower keeps its books and records including all computer tapes and records relating to the Collateral is its chief executive office, chief operating office or as set forth on Exhibit 8.1(A) attached hereto.

(s) Subsidiaries. All of the Subsidiaries of the Borrowers at the date hereof are listed on Exhibit 8.1(S) attached hereto, as amended, modified or supplemented from time to time. Exhibit 8.1(S) attached hereto sets forth and indicates those Subsidiaries of the Borrowers, as of the date of this Agreement, that are active and those that are not active. Those Subsidiaries listed as not active do not have any assets and are not conducting business. Drake Property & Casualty Insurance Co., a Subsidiary of DriveTime, only engages in the insurance business and its only assets are those set forth on Exhibit 8.1(S). Other than the Borrowers, no Subsidiary or Affiliate of any Borrower or DTAC engages in the sale and financing of Motor Vehicles. Other than Car Sales, no other Borrower nor any Subsidiary or Affiliate of any Borrower or DTAC takes title to any Motor Vehicles for sale or financing of such Motor Vehicles.

(t) Breach of Guaranty. No officer of any Borrower is aware of (i) any breach of any representation, warranty, covenant or agreement made by any Guarantor under the Guaranty, (ii) any continuing default or event of default under the Guaranty, (iii) any repudiation of the Guaranty by any Borrower or any Guarantor or (iv) any event, circumstance or fact that has occurred and is continuing that could reasonably be expected to result in such a breach, default or event of default under the Guaranty.

(u) ERISA and Labor Issues. Each Plan to which any Borrower makes direct contributions, and, to the knowledge of each Borrower, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which any Borrower would be under an obligation to furnish a report to the Lenders under Section 10.4(c) hereof. No Borrower is a party to any collective bargaining contract.

(v) Licenses. No Lender will be required as a result of financing or taking a pledge of the Collateral to be licensed, registered or approved or to obtain permits or otherwise qualify (i) to do business in any state in which it currently so required or (ii) under any state consumer lending, fair debt collection or other applicable state statute or regulation.

(w) Leases. Each Borrower enjoys peaceful and undisturbed possession under all leases material to its business and to which it is a party or under which it is operating, and all of such material leases are valid and subsisting and no material default by the applicable Borrower exists under any of them.

(x) Patriot Act. To the extent applicable, each Borrower is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (i) the USA Patriot Act. No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

ARTICLE IX- INDEMNITIES

Section 9.1 Indemnity.

In addition to all other Obligations, the Borrowers, jointly and severally, shall defend, protect, indemnify and hold harmless Agent and its Lender Affiliates and each Lender and its respective Lender Affiliates and all of their respective officers, directors, employees, attorneys, consultants, agents and any other Person acting on behalf of Agent or the Lenders (each, an “Indemnified Party”) from and against any and all losses, claims, damages, obligations, costs, good faith settlements, expenses, taxes, penalties, fines, reasonable attorneys’ fees or other liabilities, including but not limited to costs of investigation, litigation fees and expenses, and costs in successfully asserting the right to indemnification hereunder (each a “Loss” and collectively, “Losses”) incurred by such Indemnified Party at any time and pertaining to (i) the due diligence effort (including, without limitation, public record search, recording fees, examinations and investigations of the properties of the Borrowers and the Borrowers’ operations), negotiation, preparation, execution and/or performance of any of the Loan Documents or of any document executed in connection with the transactions contemplated thereby and the perfection of such Lender’s Liens in the Collateral, maintenance of the Loan by such Lender, and any and all amendments, modifications and supplements of any of the Loan Documents or restructuring of the Obligations, (ii) any suit, investigation, action or proceeding by any Person (other than any Borrower), whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute, regulation or common law principle, arising from or in connection with such Lender’s furnishing of funds to Borrower under this Agreement (other than for any Loss arising from such Indemnified Party’s gross negligence or willful misconduct), (iii) such Lender’s preservation, administration and enforcement of its rights under the Loan Documents and applicable law, including the reasonable fees and disbursements of counsel for Lenders in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of repossession, storage, disposition, protection and collection of Collateral, (iv) periodic field exams, audits and appraisals performed by such Lender pursuant to Section 6.4 hereof, (v) any civil penalty or fine assessed by OFAC against such Lender or any Lender Affiliate of such Lender and all reasonable costs and expense (including attorneys’ fees and disbursements) actually incurred in connection with defense thereof by Lender or such Lender Affiliate, as a result of the funding of Loans or the extension of credit, the acceptance of payments due under the Loan Documents or any Swap Agreement or acceptance of Collateral, (vi) any matter relating to the financing transactions contemplated by the Loan Documents or by any document executed in connection with the transactions contemplated thereby, other than for such loss, damage, liability, obligation, penalty, fee, cost or expense arising from such Indemnified Party’s gross negligence or willful misconduct, (vii) facts which are, or allegations which if true would be, a breach of any representation, warranty, obligation, agreement or covenant of any Borrower contained in the Loan Documents, (viii) an Event of Default or a Pre-Default Event, and/or (ix) activities, operations or conduct of any Borrower or any of its Affiliates. If any Borrower should fail to pay any tax or other amount required by this Agreement to be paid or which may be reasonably necessary to protect or preserve any Collateral or the Borrowers’ or Lenders’ interests therein, Agent may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of demand until paid and shall be deemed to be Obligations entitled to the benefit and security of the Loan Documents. In addition, the Borrowers agree to pay and save each Indemnified Party harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Loan, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of any Indemnified Party or Borrower with respect to the applicability of such tax. The Borrowers’ obligation for indemnification for all of the foregoing losses, damages, liabilities, obligations, penalties, fees, costs and expenses of the Indemnified Parties shall be part of the Obligations, secured by the Collateral, and shall survive termination of this Agreement. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO LOSSES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT (OTHER THAN WILLFUL MISCONDUCT OR A GROSSLY

NEGLIGENT ACT) OR OMISSION OF SUCH INDEMNIFIED PARTY OR OF ANY OTHER PERSON.

ARTICLE X- AFFIRMATIVE COVENANTS

The following covenants shall remain in effect until the full payment and performance of all of the Borrowers’ obligations to the Lenders:

Section 10.1 Books and Records.

Each Borrower shall maintain accurate and complete books and records with respect to the Collateral and such Borrower’s business. All accounting books and records shall be maintained in accordance with GAAP consistently applied.

Section 10.2 Payment of Fees and Expenses.

The Borrowers shall pay to the Lenders, on demand, any and all fees, costs or expenses which such Lender pays to a bank or other similar institution arising out of or in connection with the forwarding to the Borrowers, or any other Person on behalf of the Borrowers, by such Lender of Advances pursuant to this Agreement.

Section 10.3 Continuity of Business and Compliance.

Each Borrower shall maintain its corporate existence or limited liability company existence, as the case may be, and shall continue in business in a prudent, reasonable and lawful manner with all necessary licenses, permits, and qualifications necessary to perform this Agreement. Each Borrower shall take the steps necessary for the representations and warranties in ARTICLE VIII to be true at all times. In the event that any Borrower learns that a representation and warranty in ARTICLE VIII is no longer true, it shall notify Agent within one (1) Business Day after learning thereof. Each Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, truth in lending and all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

Section 10.4 Financial Statements and Access to Records.

The Borrowers shall deliver to Agent and each Lender:

(a) (i) as soon as available and in any event within fifteen (15) days after the end of each month, the unaudited consolidated balance sheets of DTCG as at the end of such month and the related unaudited combined statements of income for DTCG for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of an officer of the Borrowers, which certificate shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of DTCG in accordance with GAAP, consistently applied, as at the end of, and for, such month (subject to normal year-end audit adjustments);

(ii) as soon as available and in any event within sixty (60) days after the end of each of the first three quarterly fiscal periods of each fiscal year of DTCG, the unaudited consolidated balance sheets of DTCG as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for DTCG for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of an officer of the Borrowers, which certificate shall state that each such consolidated financial statement fairly presents the financial condition and results of operations of DTCG in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

(b) as soon as available and in any event within one hundred and five (105) days after the end of each fiscal year of DTCG, the audited consolidated balance sheets of DTCG as at the end of such fiscal year and the related audited consolidated statements of income and retained earnings and of cash flows for DTCG for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that each consolidated financial statement fairly presents the financial condition and results of operations of DTCG at the end of, and for, such fiscal year in accordance with GAAP, containing a footnote stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Pre-Default Event or Event of Default;

(c) from time to time such other information regarding the financial condition, operations, liabilities, or business of the Borrowers or Guarantors as Agent or any Lender may reasonably request, including, without limitation, if at any time the Borrowers or Guarantors cease being public reporting entities, such information as the Borrowers or Guarantors, as the case may be, are currently required to publicly report as of the Effective Date in accordance with the rules, regulations and guidelines of the Securities and Exchange Commission; and

(d) as soon as reasonably possible, and in any event within thirty (30) days after an officer knows, or with respect to any Plan or Multiemployer Plan to which the Borrowers or any of their Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Borrowers setting forth details respecting such event or condition and the action, if any, that the Borrowers or any of their ERISA Affiliates proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by any Borrower or an ERISA Affiliate with respect to such event or condition):

(i) any Reportable Event, with respect to a Plan, as to which PBGC has not by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a Reportable Event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

(ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by any Borrower or an ERISA Affiliate to terminate any Plan;

(iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

(iv) the complete or partial withdrawal from a Multiemployer Plan by any Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by any Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

(v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against any Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

(vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if any Borrower or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of said Sections; and

(e) an organizational chart of Borrowers and Guarantors, on a quarterly basis, at the same time as Borrowers furnish the financial statements pursuant to paragraphs (a)(ii) and paragraph (b) above and at any other time as reasonably requested by Agent.

The Borrowers will furnish to the Lenders, (i) on a quarterly basis, at the time they furnish financial statements pursuant to paragraphs (a)(ii) and paragraph (b) above, detailed calculations for each financial covenant required pursuant to Section 10.6 hereof and (ii) at the time they furnish each set of financial statements pursuant to paragraphs (a) and (b) above, a certificate of an officer of the Borrowers (a “Compliance Certificate”) to the effect that, to the best of such officer’s knowledge, the Borrowers during such fiscal period or year have observed or performed all of their covenants and other agreements, and satisfied every material condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Pre-Default Event or Event of Default except as specified in such certificate (and, if any Pre-Default Event or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Borrowers have taken or proposes to take with respect thereto), in the form attached hereto as Exhibit 10.4.

Section 10.5 Subsequent Actions.

At the request of Agent, the Borrowers shall execute and deliver to the Agent after execution of this Agreement such documents or take such further action as the Required Lenders deem reasonably necessary to carry out the Agreement.

Section 10.6 Financial Covenants.

(a) The Leverage Ratio, as of any Quarterly Measurement Date, shall be not greater than 5.0:1.0.

(b) Available Liquidity, as of the last day of any Accounting Period and as of the Funding Date of any Inventory Facility Advance (other than a Swing Line Advance) made during a Utilization Period, shall be not less than Twenty Million Dollars ($20,000,000.00).

(c) At all times, the Net Worth of the DT Entities On A Consolidated Basis shall be equal to or greater than $325,000,000, plus 50% of positive net income earned after December 31, 2009.

Section 10.7 Hedge Covenant.

Borrowers shall have the option to hedge the floating interest expense of all or any portion of the Inventory Facility for the full term of the Inventory Facility by maintaining one or more interest rate swap transactions with Lead Lender or a Lender Affiliate of Lead Lender (or with another financial institution approved by the Required Lenders in writing) in an aggregate notional amount equal to the outstanding principal balance of the related Inventory Facility originally scheduled to be outstanding over such term when the hedge is executed and providing for a fixed rate acceptable to the Required Lenders, with Borrowers making fixed rate payments and receiving floating rate payments to offset changes in the variable interest expense of the related Inventory Facility, all upon terms and subject to such conditions as shall be acceptable to the Lead Lender (or if such transaction is with another financial institution, all upon terms and subject to such conditions as shall be approved by the Required Lenders in writing). Any prepayment, acceleration, reduction, increase or any change in the terms of any such Inventory Facility will not alter the notional amount of any such interest rate swap transactions or otherwise affect Borrowers’ obligation to continue making payments under any such interest rate swap transactions, which will remain in full force and effect notwithstanding any such prepayment, acceleration, reduction, increase or change, subject to the terms of such interest rate swap transactions.

Section 10.8 Litigation Matters.

Each Borrower shall notify each Lender in writing, promptly upon its learning thereof, of any litigation, arbitration or administrative proceeding which such Borrower reasonably believe may have a Material Adverse Effect on the Borrowers or their Affiliates, or the ability of the Borrowers to perform the Loan Documents or which in any way involves Lenders’ security interest in the Collateral or other rights under the Loan Documents.

Section 10.9 Value of Collateral

If in Agent’s reasonable judgment the Inventory or the Motor Vehicles have materially decreased in value, other than through ordinary depreciation, the Borrowers shall, at Agent’s request, either provide additional Collateral to satisfy the Required Lenders or reduce the Obligations by an amount sufficient to satisfy the Required Lenders.

Section 10.10 Payment of Obligations.

The Borrowers shall pay and perform, as and when due, all of their obligations, including, without limitation, all of their obligations to the Lenders.

Section 10.11 Borrowers’ Insurance.

At Borrowers’ expense, the Borrowers shall maintain insurance covering the Collateral in amount, adequacy and scope satisfactory in all respects to Agent, in its sole discretion, on behalf of all Lenders. All such policies of insurance shall be with responsible and reputable insurance companies acceptable to Agent. The Borrowers shall provide Agent, on behalf of the Lenders, with certificates as to policies of such insurance covering the Inventory together with evidence that the premium therefor has been paid and that the Agent and the Lenders, as their interests may appear, have been named as loss payee and additional insured on such policies. The proceeds of loss under such policies are hereby assigned to the Agent, on behalf of the Lenders. If Borrowers fail to maintain such insurance, Agent may arrange for such insurance, but at Borrowers’ expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims and Agent may treat any amounts expended by it in regard to obtaining such insurance as Protective Advances. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. The risk of loss or damage to the Collateral shall at all times remain solely with the Borrowers.

Section 10.12 Unencumbered Inventory.

The Borrowers shall at all times maintain the Collateral free and clear of all Liens, security interests and encumbrances other than Permitted Liens.

Section 10.13 Multiple Borrowers; Borrowers’ Agent.

If more than one Person is named as Borrower hereunder, all Obligations, representations, warranties, covenants and indemnities set forth in the Loan Documents to which such Person is a party shall be joint and several. The Agent and the Lenders shall have the right to deal with any individual of any Borrower with regard to all matters concerning the rights and obligations of the Agent and the Lenders hereunder and pursuant to applicable law with regard to the transactions contemplated under the Loan Documents. All actions or inactions of the officers, shareholders, managers, members and/or agents of any Borrower with regard to the transactions contemplated under the Loan Documents shall be deemed with full authority and binding upon all Borrowers hereunder. Each Borrower hereby appoints DriveTime as its true and lawful attorney-in-fact, with full right and power, for purposes of exercising all rights of such Person hereunder and under applicable law with regard to the transactions contemplated under the Loan Documents. The foregoing is a material inducement to the agreement of the Lenders to enter into the terms hereof and to consummate the transactions contemplated hereby. This appointment and authorization is for the convenience of the parties and does not relieve any Borrower of any of its obligations to the Lenders.

Section 10.14 Inventory Advance Value.

If at any time the outstanding principal amount of Advances exceeds, or if at any time any Lender notifies the Borrowers that the aggregate outstanding principal amount of Advances exceeds the Inventory Advance Value, the Borrowers shall cure same in accordance with Section 4.2(b)(ii) hereof.

Section 10.15 Duty to Notify Agent.

The Borrowers shall give prompt notice in accordance with the requirements of this Section 10.15 to Agent, on behalf of the Lenders, and each Lender as set forth in Section 13.2 below:

(a) upon any Borrower becoming aware of, and in any event within two (2) Business Days after, the occurrence of (i) any Pre-Default Event or Event of Default under any Loan Document or (ii) any breach, event of default or default, event of termination, acceleration or the occurrence of any event requiring a mandatory prepayment or mandatory offer to purchase (or similar event) under any Swap Agreement or any other material agreement of any Borrower, any Guarantor or any Subsidiary of either Parent Company, including, without limitation, under those credit facility agreements set forth on Exhibit 10.15(A), which shall include a copy of such notice given from the holder of such Indebtedness (or agent on behalf of one or more holders);

(b) upon any Borrower becoming aware of any default related to any Collateral, any Material Adverse Effect and any event or change in circumstances which should reasonably be expected to have a Material Adverse Effect;

(c) upon the entry of a judgment or decree against any Borrower, any Guarantor, DT Warehouse, DT Warehouse II, DT Warehouse III, DT Warehouse IV or any of their respective Subsidiaries in an amount in excess of $500,000.00.

Each notice pursuant to this Section 10.15 shall be accompanied by a statement of an officer of the Borrowers setting forth details of the occurrence referred to therein and stating what action the Borrowers, the Guarantors or any Subsidiary of either Parent Company has taken or proposes to take with respect thereto.

Section 10.16 Lines of Business.

No Borrower will engage to any substantial extent in any line or lines of business activity other than the businesses generally carried on by it as of the date hereof, without prior written consent of the Required Lenders.

Section 10.17 Further Identification of Collateral.

The Borrowers will furnish to the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lenders may reasonably request, all in reasonable detail.

Section 10.18 Certificate of an Officer of the Borrowers.

At the time that the Borrowers deliver financial statements to the Lenders in accordance with Section 10.4 hereof, the Borrowers shall forward to the Lenders a certificate of an officer of the Borrowers, which demonstrates that the Borrowers are in compliance with the covenants set forth in Section 10.6, Section 10.7 and Section 11.3.

Section 10.19 Use of Proceeds.

The Borrowers shall utilize the proceeds of the Advances to purchase and/or hold the Inventory, for working capital purposes and other purposes expressly provided herein.

Section 10.20 Warehouse Facilities and other Indebtedness.

Promptly and in no event more than ten (10) days after the effectiveness thereof, the Borrowers shall deliver to each Lender copies of (i) any documents, agreements or instruments evidencing a Warehouse Facility or other Indebtedness in an original principal amount of $1,000,000 or more, (ii) any amendment, restatement, supplement or other modification to any Warehouse Facility or other Indebtedness, or credit facility evidenced by a credit facility agreement set forth on Exhibit 10.15(A) or any document, agreement or instrument executed in connection therewith, including, without limitation, any waiver, consent, amendment, modification and any other document, agreement or instrument executed in connection with any of the foregoing.

Section 10.21 Formation of Subsidiaries.

At the time that any Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date, such Borrower shall (a) promptly provide notice to Agent and update Exhibit 8.1(S), (b) within 10 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) cause any such new Subsidiary (other than special purpose securitization subsidiaries and subsidiaries not engaged in the business of selling motor vehicles) to provide to Agent a joinder to the Notes and this Agreement, together with such other security documents, as well as appropriate financing statements, all in form and substance reasonably satisfactory to the Required Lenders (including being sufficient to grant Lenders a first priority Lien (subject to Permitted Liens) in and to the Collateral of such newly formed or acquired Subsidiary), (c) within 10 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to the Lenders, which in their opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 10.21 shall be a Loan Document.

Section 10.22 Tax Information.

(a) Each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code agrees to complete and to deliver to the Borrowers on or before the Effective Date (or, if later, on or prior to the date it becomes a party to this Agreement) a duly completed and executed copy of Internal Revenue Service Form W-9 or successor form establishing that the Lender is a United States person that is not subject to U.S. backup withholding tax.

(b) Each Lender which is not organized under the laws of the United States or any State thereof shall timely deliver to the Borrowers such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrowers or Agent, as the case may be, to determine (i) whether or not payments made hereunder are subject to Taxes, (ii) if applicable, the required rate of withholding or deduction, and (iii) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. Without limiting the generality of the foregoing, each Lender which is not organized under the laws of the United States or any State thereof shall, on or prior to the date that such Lender becomes a party to or obtains rights under this Agreement, and prior to any payment being made by the Borrowers to such Lender, deliver to the Borrowers: (i) two duly completed and executed copies of the IRS Form W-8BEN or W-8ECI (or any successor form) as applicable; and (ii) to the extent it may lawfully do so, such other forms or certificates as may be required under the laws of any applicable jurisdiction (on or before the date that any such form expires or becomes obsolete), in order to permit the Borrowers to make payments to, and deposit funds to or for the account of, such Lender hereunder and under the other Loan Documents without any deduction or withholding for or on account of any tax. Each such Lender, to the extent it may lawfully do so, shall submit to the Borrowers (with copies to the Agent) two (2) updated, completed, and duly executed versions of: (i) all forms referred to in the previous sentence upon the expiry of, or the occurrence of any event requiring a change in, the most recent form previously delivered by it to the Borrowers or the substitution of such form; and (ii) such extensions or renewals thereof as may reasonably be requested by the Borrowers.

(c) Each Lender shall deliver to the Borrowers such other tax forms or other documents as shall be prescribed by applicable law, to the extent applicable, (x) to demonstrate that payments to such Lender under this Agreement and the Loans are exempt from any United States withholding tax imposed pursuant to FATCA or (y) to allow the Borrowers to determine the amount to deduct or withhold under FATCA from a payment hereunder. Each Lender further agrees to complete and to deliver to the Borrowers from time to time, so long as it is eligible to do so, any successor or additional form required by the Internal Revenue Service or reasonably requested by the Borrowers in order to secure an exemption from, or reduction in the rate of, U.S. withholding tax.

Section 10.23 Landlord Waivers

Borrowers shall use their best efforts to obtain and deliver to Agent, on behalf of the Lenders, executed landlord waivers covering all required locations to the extent not previously delivered prior to the Effective Date.

ARTICLE XI- NEGATIVE COVENANTS

Each Borrower covenants and agrees that hereafter, without the Required Lenders’ prior written consent, which may or may not be given in the Required Lenders’ sole discretion, until all of the Borrowers’ obligations to Lenders with respect to this Agreement are performed and paid in full:

Section 11.1 Prohibition of Fundamental Changes.

No Borrower shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets or allow any Subsidiary to convey, sell, lease, assign, transfer or otherwise dispose of substantially all of its assets to any Person; provided, that a Borrower may (a) merge or consolidate with (i) any of its respective wholly owned Subsidiaries, or (ii) any other Person if such Borrower is the surviving entity, or (iii) any Person included within the definition of DTCG if, after giving effect thereto, no Pre-Default Event or Event of Default would exist hereunder, or (iv) any other Borrower if the non-surviving entity was formed solely for licensing purposes; (b) allow such action with respect to any Subsidiary so long as such Subsidiary is not a Borrower or a Guarantor and was not required to be joined as a Borrower under Section 10.21 hereof or as a Guarantor under Section 5.16 of the Guaranty and such Subsidiary is not a material part of such Borrower’s overall business operations; or (c) allow such action with respect to a Guarantor or any Subsidiary required to be joined as a Guarantor under Section 5.16 of the Guaranty if such Guarantor or Subsidiary has no assets at the time of such action or the Agent otherwise consents to such action.

Section 11.2 Change in Business.

No Borrower shall make any change in any of its business objectives, purposes and operations that could reasonably be expected to result in a Material Adverse Effect.

Section 11.3 Dividends.

Neither DTAC nor DriveTime shall declare or pay dividends, either directly or indirectly, whether in cash or property or in any obligations of any member or stockholder of DTAC nor DriveTime, except: (a) if DTAC or DriveTime is a validly electing S corporation under §§1361 and 1362 of the Code, a quarterly dividend paid by DTAC and/or DriveTime, as applicable, to its stockholders in an amount not greater than the percentage of its Net Income (“S-Corp Net Income”) for such quarter equal to the highest combined federal, state and/or local tax rate (taking into account the deductibility of state and local taxes) applicable to any stockholder of DTAC and/or DriveTime, as applicable (provided, however, that the payment by DTAC and/or DriveTime, as applicable, of a quarterly dividend that exceeds such percentage of its S-Corp Net Income for such quarter will not constitute a breach of this clause (a) if the aggregate amount of all Restricted Payments paid by DTAC and/or DriveTime, as applicable, during such calendar year as of the date of such dividend does not exceed such percentage of its

S-Corp Net Income for such quarter and all previous quarters during such calendar year) (the “S-Corp Permissible Dividend Amount”); (b) any S-Corp Permissible Dividend Amount to the extent unpaid but declared within 135 days after the end of such quarter, or (c) any Restricted Payment by DTAC or DTAG to its stockholders (other than as permitted under clauses (a) or (b) hereof) in an aggregate amount not in excess of fifty percent (50.0%) of the Net Income of the DT Entities On A Consolidated Basis during any fiscal quarter.

Section 11.4 Transactions with Affiliates.

No Borrower shall enter into, or be a party to, any transaction including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, or stockholder or member of any Borrower, except, consistent with such Borrower’s practice before entering into this Agreement, in the ordinary course of, and pursuant to the reasonable requirements of, such Borrower’s business and upon fair and reasonable terms which are fully disclosed to each Lender and are no less favorable than such Borrower would obtain in a comparable arm’s length transaction with a Person not an Affiliate or stockholder of such Borrower.

Section 11.5 Adverse Transactions.

No Borrower shall enter into any transaction that adversely affects the Collateral or any Borrower’s ability to perform this Agreement or the Lenders’ rights under the Loan Documents.

Section 11.6 Collateral.

Except as otherwise expressly permitted in this Agreement, no Borrower shall convey or allow any ownership, security, or other, interest in the Collateral other than Permitted Liens. Each Borrower will defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created or permitted under this Agreement, and each Borrower will defend the right, title and interest of the Lenders in and to any of the Collateral against the claims and demands of all persons whomsoever. The Borrowers may sell Inventory and Motor Vehicles to bona fide retail and auction customers in the ordinary course of business.

Section 11.7 Restricted Payments.

No Borrower shall make any Restricted Payments following an Event of Default or, if after giving effect to such Restricted Payment, an Event of Default would exist, including but not limited to the payments and dividends described in Section 11.3. Notwithstanding anything set forth in this Section 11.7 to the contrary and so long as no Event of Default for nonpayment under Section 12.1(a) or Section 12.1(b) exists and is continuing, DTAC and/or DriveTime may pay, as applicable, to its stockholders the S-Corp Permissible Dividend Amount.

Section 11.8 Accounting Methods.

No Borrower shall modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP or as required by tax laws).

Section 11.9 Fictitious Names; Title to Collateral

Other than Car Sales, no Person included within the definition of DTCG nor any Affiliate of any Person included within such definition shall use the trade or fictitious name of “DriveTime”.

Section 11.10 No Additional Indebtedness.

No Borrower shall create or permit to exist any inventory or floorplan Indebtedness for which any Borrower is directly liable, or any Indebtedness secured by any Motor Vehicles or Inventory or the deposits or proceeds related thereto for which any Borrower is directly liable, except the following:

(a) The Obligations; and

(b) Any Indebtedness not otherwise permitted under this Section 11.10 and for which the respective lender or creditor has entered into an intercreditor agreement with Agent, on behalf of the Lenders, in form and substance satisfactory to the Agent.

ARTICLE XII- EVENTS OF DEFAULT

Section 12.1 Events of Default.

An Event of Default means the occurrence or existence of one or more of the following events or conditions (whatever the reason for the Event of Default and whether voluntary, involuntary or caused by operation of law) which is not waived in writing by the Lenders or cured to the extent a cure is applicable:

(a) Any Borrower shall default in the payment of any principal or interest on any Advance when due (whether at stated maturity, upon acceleration or at mandatory prepayment);

(b) Any Borrower or any Guarantor shall default in the payment of any other amount payable by it hereunder or under any other Loan Document, and such default shall have continued unremedied for a period of three (3) Business Days;

(c) Any representation, warranty or certification made or deemed to be made herein or in any other Loan Document by any Borrower or any Guarantor or any certificate furnished to any Lender pursuant to the provisions hereof or thereof shall prove to have been false or misleading in any material respect as of time made or furnished;

(d) (i) Any Borrower or any other Person included within the definition of DTCG (as applicable) shall fail to comply with the requirements of Section 4.2(b), Section 10.3, Section 10.6, Section 10.15, Section 10.18, Section 11.1, Section 11.2, Section 11.3, Section 11.4, Section 11.5, Section 11.6, Section 11.7, Section 11.8 or Section 11.9, hereof, or (ii) any Borrower, any Guarantor or any other Person included within the definition of DTCG (as applicable) shall otherwise fail to observe or perform any other covenant contained in this Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of five (5) Business Days, or (iii) any party to an Intercreditor Agreement other than any Lender shall breach or fail to comply with any provisions of such agreement binding on it;

(e) One or more judgments, orders or awards for the payment of money involving an aggregate amount of $2,000,000 or more (except to the extent fully covered by insurance pursuant to which the insurer has not denied coverage) is entered or filed against Borrowers or Guarantors or any other Person included within the definition of DTCG, or with respect to any of their respective assets, and either (i) there is a period of thirty (30) consecutive days at any time after the entry of any such judgment, order or award during which (1) the same is not discharged, satisfied, vacated or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order or award.

(f) The Collateral or any material amount of assets of any Borrower, any Guarantor, any Subsidiary of any Borrower or Guarantor, or any Affiliate are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not dissolved within thirty (30) days thereafter; an application is made by any Person other than any Borrower for the appointment of a receiver, trustee, or custodian for the Collateral or any other assets of any Borrower, any Guarantor, any Subsidiary of any Borrower or Guarantor, or any Affiliate and the same is not dismissed within thirty (30) days after the application therefore; or any Borrower, any Guarantor, any Subsidiary of any Borrower or Guarantor, or any Affiliate shall have concealed, removed or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law; provided, however, that (i) if any of the foregoing occurs with respect to Inventory or any Motor Vehicle, such Borrower may cure the default by not designating it as an Eligible Vehicle(s), and (ii) if any of the foregoing occurs with respect to the Excluded Entities, it will not be deemed an Event of Default hereunder. Excluded Entities means any DT Entity, Subsidiary or Affiliate, other than: (1) a Borrower, (2) DTAC or, (3) to the extent the occurrence of the foregoing with respect to any Subsidiary or Affiliate could reasonably result in a Material Adverse Effect, any Subsidiary or Affiliate that is in the business of selling or financing Motor Vehicles (it being understood that ownership and pledging of Contracts by special purpose entities and servicing of Contracts by any entity shall not be deemed to be “in the business”).

(g) An application is made by any Borrower, any Guarantor, any Subsidiary of any Borrower or Guarantor, or any Affiliate for the appointment of a receiver, trustee or custodian for the Collateral or any other assets of any Borrower, any Guarantor, any Subsidiary of any Borrower or Guarantor, or any Affiliate; a petition under any section or chapter of the Bankruptcy Code or any similar federal or state law or regulation shall be filed by any Borrower, any Guarantor, any Subsidiary of any Borrower or Guarantor, or any Affiliate; any Borrower, any Guarantor, any Subsidiary of any Borrower or Guarantor, or any Affiliate shall make an assignment for the benefit of its creditors or any case or proceeding is filed by any Borrower, any Guarantor, any Subsidiary of any Borrower or Guarantor, or any Affiliate for its dissolution, liquidation, or termination; any Borrower ceases to conduct its Contract purchase and servicing business; provided, however, if any of the foregoing occurs with respect to any of the Excluded Entities, it will not be deemed an Event of Default hereunder.

(h) Any Borrower, any Guarantor, any Subsidiary of any Borrower or Guarantor, or any Affiliate is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs, or a petition under any section or chapter of the Bankruptcy Code or any similar federal or state law or regulation is filed against any Borrower, any Guarantor, any Subsidiary of any Borrower or Guarantor, or any Affiliate, or any case or proceeding is filed against any Borrower, any Guarantor, any Subsidiary of any Borrower or Guarantor, or any Affiliate for its dissolution or liquidation, and such injunction, restraint, petition, case or proceeding is not dismissed within sixty (60) days after the entry or filing thereof; provided, however, if any of the foregoing occurs with respect to any of the Excluded Entities, it will not be deemed an Event of Default hereunder.

(i) A notice of Lien, levy or assessment is filed of record with respect to all or a material amount of any assets of any Borrower, any Guarantor, any Subsidiary of any Borrower or Guarantor, or any Affiliate by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency and it is not released or bonded within thirty (30) days after the filing; or if any taxes or debts become a Lien or encumbrance upon the Collateral or any other assets of any Borrower, any Guarantor, any Subsidiary of any Borrower or Guarantor, or any Affiliate, and the same is not released or bonded within thirty (30) days after the same becomes a Lien or encumbrance; provided, however, if any of the foregoing occurs with respect to any of the Excluded Entities, it will not be deemed an Event of Default hereunder.

(j) Any Borrower, any Guarantor, any Subsidiary of any Borrower or Guarantor, or any Affiliate becomes insolvent or admits in writing to its inability to pay its debts as they mature; provided, however, if any of the foregoing occurs with respect to any of the Excluded Entities, it will not be deemed an Event of Default hereunder.

(k) The Borrowers, the Guarantors or any other Person included within the definition of DTCG fails to maintain one or more Warehouse Facilities, receivables purchase and sale facilities and/or similar facilities with aggregate commitments of at least $250,000,000.

(l) Any Loan Document shall for whatever reason (including an event of default thereunder) be terminated or the Lien on the Collateral created by this Agreement or any Borrower’s material obligations hereunder shall cease to be in full force and effect or shall cease to be a first priority Lien (subject to Permitted Liens), or the enforceability thereof shall be contested by any Borrower or any Guarantor.

(m) Any event or series of events that have had, or any circumstance which is reasonably likely to have, a Material Adverse Effect, in each case as determined by any Lender, or the existence of any other condition which, in any Lender’s reasonable discretion, constitutes a material impairment of the ability of any Borrower or any Guarantor to perform its obligations under this Agreement, the Notes or any other Loan Document.

(n) (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Borrower or any a Person under “common control” (as defined in Section 4001(a)(14) of ERISA) with the Borrowers or their Affiliates, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Borrower or any a Person under “common control” (as defined in Section 4001(a)(14) of ERISA) with the Borrowers or their Affiliates shall, or in the reasonable opinion of the Lenders is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect.

(o) Any Change of Control shall have occurred without the prior consent of the Unanimous Lenders.

(p) If there is (i) a default or an event of default or event of termination occurs under any Indebtedness of any Borrower, either Parent Company or any of their respective Subsidiaries in excess of One Million Dollars ($1,000,000.00) (other than pursuant to the Loan Documents) and such event of default or event of termination is not waived, cured or otherwise amended, or (ii) a default or an event of default or event of termination occurs under a Swap Agreement, or (iii) or an event of default occurs under any agreement with any Lender or its Lender Affiliates, in each case after any applicable cure period has expired.

(q) Any Lender reasonably requests, specifying the reasons for such request, information and/or written responses to such requests regarding the financial well-being of any Borrower or any other Person included within the definition of DTCG, and such Borrower or such other Person does not provide such information or responses within five (5) Business Days of such request; provided, however, that no such Event of Default shall be deemed to have occurred if after receiving such request such Borrower or such other Person promptly notifies such Lender that the allotted time period is not sufficient to satisfy the request for information and such Lender agrees in writing to a longer period.

(r) Any Guarantor shall have repudiated its obligations under the Guaranty or the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law.

(s) As of the last day of any Accounting Period, the DT Entities On a Consolidated Basis shall have cash and Cash Equivalents in an amount less than Fifteen Million Dollars ($15,000,000.00).

(t) Any Person included within the definition of DTCG receives notice or becomes aware that a notice of a federal tax Lien has been filed against the Borrowers or the Guarantor.

(u) Any Person included within the definition of DTCG (other than a Borrower) receives and/or takes title or beneficial ownership to any Motor Vehicle or Inventory that would be deemed Collateral if such title or beneficial ownership was held in the name of a Borrower and such Person is not otherwise bound to hold such title or beneficial ownership in trust for a Borrower.

Section 12.2 Remedies of Agent on Behalf of Lenders.

(a) Whenever a Pre-Default Event or an Event of Default has occurred, Agent shall, at the request of, or may, with the consent of, the Required Lenders, without prior notice to Borrowers or Guarantors immediately suspend the commitment of each Lender to make Advances.

(b) If an Event of Default consists of an event set forth in Section 12.1(e), Section 12.1(f), Section 12.1(g), or Section 12.1(h), (i) the rights of the Borrowers to request Advances shall be automatically and immediately terminated, and (ii) the obligation of the Lenders to make Advances shall automatically and immediately terminate and the Advances and all other amounts owing under this Agreement shall be immediately due and payable without declaration by the Lenders.

(c) Upon and after an Event of Default, the Agent shall, at the request of, or may, with the consent of, the Required Lenders exercise any of the remedies set forth in this Section 12.2(c) on behalf of Lenders. The rights and remedies shall be cumulative, and not exclusive, except to the extent required by law. The Agent’s exercise of any right, remedy or attorney-in-fact appointment shall not relieve the Borrowers of any of their obligations to the Lenders.

(i) The right, without notice, (1) to immediately cease further Advances and/or terminate this Agreement, and (2) to declare the Borrowers’ obligations to the Lenders immediately due and payable, whereupon the Borrowers’ obligations shall become and be due and payable, without presentment, demand, protest or further notice or process of any kind, all of which are expressly waived by the Borrowers. The Borrowers’ obligations to the Lenders shall be immediately due and payable without declaration by the Agent or the Lenders if the Event of Default consists of an event set forth in Section 12.1(e), Section 12.1(f), Section 12.1(g), or Section 12.1(h).

(ii) All of the rights and remedies of a secured party under the UCC and other applicable laws, including the right to appoint a receiver.

(iii) The right at any time to (1) enter through self-help and without judicial process, upon the premises of any Borrower, without any obligation to pay rent to any Borrower, or to enter any other place or places where the Collateral (including Certificates of Title) is located and kept, and remove the Collateral or remain on and use the premises for the purpose of collecting or disposing of the Collateral, and (2) require any Borrower to assemble the Collateral and make it available to Agent at a place to be designated by the Required Lenders.

(iv) The right to sell or otherwise dispose of all or any of the Collateral at public or private sale, as the Required Lenders in their sole discretion may deem advisable; and such sales may be adjourned from time to time with or without notice. The Agent shall have the right to conduct such sales on any Borrower’s premises without charge for such time and Collateral as the Agent may see fit. The Agent, on behalf of the Lenders, is hereby granted a license or other applicable right to use, without charge, any Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and any Borrower’s rights under all licenses and all franchise agreements shall inure to the Agent’s benefit for this purpose. The Agent, on behalf of the Lenders, shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and any Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Borrowers’ obligations to such Lender. The Agent, on behalf of the Lenders, may set a reserve price for any public or private sale of the Collateral. If any deficiency shall arise from the disposition of Collateral, the Borrowers shall remain liable to the Lenders therefore. Each Borrower agrees that the Inventory and the Motor Vehicles are a type of collateral customarily sold on a recognized market.

(v) The right at any time and from time to time thereafter, without notice to the Borrowers, (1) to collect and foreclose, by legal proceedings or otherwise, the Collateral in the name of the Lenders or Borrowers and (2) to take control, in any manner, of any item of payment for or proceeds of the Collateral. Neither the Agent nor the Lenders are obligated to pursue the Collateral or any other Person in order to enforce the Borrowers’ obligations to Lenders.

(vi) The right to carry out the actions within the scope of each Borrower’s appointment of the Agent as attorney-in-fact.

Section 12.3 Injunctive Relief.

Each Borrower recognizes that if there is an Event of Default then, depending on the nature of the Event of Default, it may be that no remedy at law will provide complete or adequate relief to the Agent on behalf of the Lenders, and the Agent, on behalf of the Lenders, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. The injunctive relief shall not be a waiver of Agent’s (on behalf of Lenders) or any Lender’s rights to other relief and remedies.

Section 12.4 Notice.

Any notice required to be given by the Agent of a sale, lease, or other disposition of the Collateral, which is given pursuant to Section 13.2 at least ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrowers. Notice of less duration shall not be presumed to be commercially unreasonable or unfair.

Section 12.5 Appointment of the Agent as Each Borrower’s Lawful Attorney.

Upon the occurrence and during the continuation of a Pre-Default Event or an Event of Default, each Borrower irrevocably appoints Agent (and all persons designated by the Agent) as such Borrower’s true and lawful attorney-in-fact to act in such Borrower’s place in such Borrower’s or the Agent’s name to: (a) if permitted by applicable law, sell or assign the Collateral upon such terms, for such amounts and at such time or times as the Required Lenders deem advisable; (b) take control, in any manner, of any item of Collateral or any payment or proceeds with respect to the Collateral; (c) prepare, file and sign such Borrower’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Collateral; (d) do all acts and things necessary, in the Required Lenders’ sole discretion, to exercise the Agent’s rights granted in or referred to in Section 12.2(c) of this Agreement; (e) endorse the name of such Borrower upon any item of payment or proceeds consisting of or relating to the Collateral and deposit the same to the account of the Lenders for application to the Obligations; (f) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral to which such Borrower has access; (g) open such Borrower’s mail to collect Collateral and direct the post office to deliver such Borrower’s mail to an address designated by the Agent; and (h) do all things necessary to carry out and enforce this Agreement which such Borrower has failed to do. Each Borrower ratifies and approves all acts of the Agent as the Borrower’s attorney-in-fact. Agent shall not, when acting as attorney-in-fact, be liable for any acts or omissions, or for any error of judgment or mistake of fact or law, except for actions taken in bad faith or resulting from Agent’s gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until all payment and performance obligations of the Borrowers to the Lenders have been fully satisfied. Each Borrower shall, upon request of the Agent, execute powers of attorney to separately evidence the foregoing powers granted to the Agent. All costs, fees and expenses incurred by the Agent, or for which the Agent become obligated, in connection with exercising any of the foregoing powers shall be payable to the Agent by the Borrowers on demand by the Agent and until paid shall be part of the Obligations.

Section 12.6 Agent’s or Lenders’ Default.

In the event of any default of the Loan Documents by Agent or any Lender or any claim by any Borrower related to the Loan Documents, the Borrowers’ sole and exclusive remedy against Agent or such Lender shall be a cause of action sounding in contract with damages limited to actual and direct damages incurred. Neither Agent nor any Lender shall in any event be liable to any Borrower or any Guarantor for ordinary negligence, delay in performance or any consequential, special, punitive, incidental or indirect damages, including without limitation, loss of profit or goodwill. Neither Agent nor any Lender shall in any event be liable to any Borrower or any Guarantor for any loss or damage directly or indirectly resulting from the furnishing of services or reports under this Agreement. With respect to any goods and services provided by Agent and/or any Lender, NEITHER AGENT NOR SUCH LENDER MAKES ANY WARRANTIES, whether expressed or implied, including, without limitation, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, to any Borrower or any Guarantor. No Borrower shall have any cause of action against Agent or any Lender for a default of the Loan Documents unless the Borrowers first notify Agent or such Lender of the default and allow Agent or such Lender a reasonable time of at least thirty (30) Business Days to cure the default and Agent or such Lender fails to cure the default.

ARTICLE XIII- GENERAL TERMS AND CONDITIONS

Section 13.1 Applicable Law.

This Agreement shall be governed and construed in accordance with the laws of the State of New York without reference to the choice of law doctrine (but with reference to Sections 5-1401 and 5-1402 of the New York General Obligations Law), and shall constitute a security agreement within the meaning of the UCC.

Section 13.2 Notices.

Any notice or other communication hereunder or under the Note to any party hereto or thereto shall be by hand delivery, overnight delivery via nationally recognized overnight delivery service, telegram, or registered or certified United States mail with return receipt and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, or, if sent via United States mail, when receipt signed by the receiver, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

If to the Borrowers:	DriveTime Automotive Group, Inc. Attn.: General Counsel 4020 E. Indian School Road Phoenix, AZ 85018

With a copy to:	Snell & Wilmer L.L.P. Attn: Brian Burke, Esq. One Arizona Center Phoenix, AZ 85004-2202

If to the Agent:	Wells Fargo Bank, N.A. Attn: Loan Servicing Specialist 1525 W.T. Harris Blvd. Charlotte, NC 28262 Re: DriveTime Automotive Group, Inc. et al.

If to the Lenders:

Wells Fargo Bank, N.A.

Commercial Lending Services

Attn: Loan Administration Manager

MAC – D1644-018

1451 Thomas Langston Road

Winterville, NC 28590

Re: DriveTime Automotive Group, Inc. et al.

Manheim Automotive Financial Services, Inc.

Attn.: Katherine Decker 400 Northridge Road, Suite 800 Atlanta, GA 30350 Facsimile: 678-645-3720 Email: Kathy.Decker@manheim.com

Santander Consumer USA Inc. Attn.: Eldridge Burns 8585 North Stemmons Freeway, Suite 1100 North Dallas, Texas, 75247 Facsimile: 972-755-8382 Email: eburns@santanderauto.com

With copies to:

Wells Fargo Dealer Services

100 North Main Street (MAC D4001-08A)

Winston-Salem, NC 27150

Attn.: National Accounts Director

                    - and -

Marcus, Brody, Ford & Kessler, L.L.C.

5 Becker Farm Road

Roseland, NJ 07068

Attn.: Jane L. Brody, Esq.

                    - and -

Dow Lohnes PLLC

1200 New Hampshire Avenue, NW

Washington, DC 20036

Attn.: Timothy J. Kelley, Esq.

Section 13.3 Headings.

Section and paragraph headings have been inserted in this Agreement as a matter of convenience for reference only. The section and paragraph headings shall not be used in the interpretation of this Agreement.

Section 13.4 Severability.

If any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

Section 13.5 Offset.

Except as otherwise provided in Section 6.4(d), Agent, on behalf of each Lender, has the right to offset, apply, or recoup any obligation of the Borrowers to such Lender, arising under the Loan Documents or otherwise, against any obligations or payments such Lender owes to any Borrower, arising under the Loan Documents or otherwise, or against any property of any Borrower held by such Lender. Each Borrower waives any right to offset, apply, or recoup against any obligation it owes to the Lenders. The Agent, on behalf of the Lenders, and each, any and all of the Lenders are not obligated to pursue any of the Collateral or any of the Agent’s or the Lenders’ rights at any time as a condition to payment and performance by the Borrowers.

Section 13.6 Debtor-Creditor Relationship; Independent Contractor.

The relationship between the Lenders and Agent, on the one hand, and the Borrowers and Guarantors, on the other hand, is solely that of creditor and debtor. No Lender has (or shall be deemed to have) any fiduciary relationship or duty to any Borrower or Guarantor arising out of or in connection with the Loan Documents or the transactions contemplated thereby. Each Borrower is an independent contractor in all matters relating to this Agreement and the Collateral and there is no agency or joint venture relationship between the Lenders, on the one hand, and the Borrowers and Guarantors, on the other hand, by virtue of any Loan Document or any transaction contemplated therein. No Borrower has the authority to act on behalf of or bind any Lender.

Section 13.7 Approvals.

If this Agreement calls for the approval or consent of the Lenders, such approval or consent may be given or withheld in the discretion of the Required Lenders unless otherwise specified herein.

Section 13.8 Successors and Assigns.

(a) Successors and Assigns Generally. This Agreement shall be binding upon and shall inure to the benefit of Borrowers and the Lenders, and their respective successors and assigns; provided, that neither any Borrower nor any Lender may assign any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Agent and the Required Lenders, and any such assignment made without such consent will be void. Notwithstanding anything set forth herein to the contrary, any Lender may, without the consent of the Agent and the Required Lenders, assign its rights and obligations under this Agreement and/or the other Loan Documents to (i) a successor in merger, (ii) an assignee in accordance with the provisions of Subsection (b) of this Section 13.8, or (ii) by way of participation in accordance with the provisions of Subsection (c) of this Section 13.8. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors in merger, their assigns permitted hereby to the extent provided in Subsection (b) of this Section 13.8 and the Participants (as hereinafter defined) to the extent provided in Subsection (c) of this Section 13.8) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and/or any other Loan Document; provided that any such assignment shall be subject to the following conditions:

(i) the assignee shall be a Lender Affiliate of such Lender and a “United States person” within the meaning of Section 7701(a)(30) of the Code;

(ii) the assignee shall not be a natural person

(iii) the assignee shall not be a lender or creditor of Borrowers or Guarantors if such lender or creditor (1) is now or hereafter becomes a party, either directly or indirectly, to an intercreditor agreement with Agent, on behalf of the Lenders, pursuant to Section 5.2(p) or Section 11.10(b), or (2) otherwise has an interest in any Collateral;

(iv) such assigning Lender’s obligations under this Agreement and the other Loan Documents to the Borrowers, the Agent and the other Lenders shall remain unchanged;

(v) such assigning Lender shall remain solely responsible to the other parties hereto for the performance of its obligations under this Agreement and the other Loan Documents;

(vi) the Borrowers, the Agent and the Lenders shall continue to deal solely and directly with such assigning Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents; and

(vii) any assignment, agreement or other instrument pursuant to which a Lender assigns its interests under this Agreement shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents to the extent provided hereunder or thereunder.

(c) Participations. Any Lender may at any time sell to one or more lender or other entities (“Participants”) participating interests in any Advance, the Notes, its commitment to make Advances, or any other interest of such Lender hereunder and under the other Loan Documents; provided that any such participation shall be subject to the following conditions:

(i) the Participant shall be a Lender Affiliate of such Lender and a “United States person” within the meaning of Section 7701(a)(30) of the Code;

(ii) the Participant shall not be a natural person

(iii) the Participant shall not be a lender or creditor of Borrowers or Guarantors if such lender or creditor (1) is now or hereafter becomes a party, either individually or through an agent, to an intercreditor agreement with Agent, on behalf of the Lenders, pursuant to Section 5.2(p) or Section 11.10(b), or (2) otherwise has an interest in any Collateral;

(iv) such selling Lender’s obligations under this Agreement and the other Loan Documents to the Borrowers, the Agent and the other Lenders shall remain unchanged;

(v) such selling Lender shall remain solely responsible to the other parties hereto for the performance of its obligations under this Agreement and the other Loan Documents;

(vi) such selling Lender shall remain the holder of its Note for all purposes under this Agreement and the other Loan Documents;

(vii) the Borrowers, the Agent and the Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents; and

(viii) any agreement or other instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents to the extent provided hereunder or thereunder.

(d) Rights of Participants. The Borrowers agree that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant permitted under this Section 13.8 shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the Notes to the same extent as if the amount of its participating interest were owing directly to it as a lender under this Agreement or the Notes; provided, that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to deliver the proceeds thereof to the Agent for distribution in accordance with Section 4.3 hereof. The Lenders also agree that each Participant permitted under this Section 13.8 shall be entitled to the benefits of Section 9.1 hereof with respect to its participation in the Advances outstanding from time to time; provided, that the Lenders and all Participants shall be entitled to receive no greater amount in the aggregate pursuant to such Sections than the Lenders would have been entitled to receive had no such transfer occurred.

(e) Administrative Fee. Upon the sale by any Lender of any participating interests to a Participant pursuant to this Section 13.8 (other than a sale pursuant to Subsection (c) of this Section 13.8), such Lender shall pay to Agent an administrative fee of $5,000 per participation sale.

(f) Cooperation by Borrowers. Each Borrower agrees to cooperate with the Lenders in connection with any such assignment or participation, as the case may be, and to enter into such restatements of, and amendments, supplements and other modifications to, this Agreement and the other Loan Documents in order to give effect to such assignment or participation, as the case may be. Each Borrower further agrees to furnish to any assignee or

Participant identified by the Lenders to the Borrowers copies of all reports and certificates to be delivered by the Borrowers to the Lenders hereunder, as and when delivered to the Lenders.

Section 13.9 Amendments.

This Agreement may not be modified, altered or amended, and no provision hereof may be waived, except by an agreement in writing signed by the Borrowers and the Required Lenders; provided, however, that, notwithstanding anything to the contrary set forth herein, the definition of Unanimous Lenders and the items specifically listed in the definition of Unanimous Lenders may be modified, altered or amended only by an agreement in writing signed by the Borrowers and the Unanimous Lenders. The rights of the Lenders granted in or referred to in this Agreement shall apply to any modification of or supplement to the Loan Documents.

Section 13.10 Waiver by Borrower.

Except as otherwise provided for in this Agreement, each Borrower waives (a) notice and consummation of presentment, demand, protest, dishonor, intent to accelerate, acceleration; (b) all rights to notice and a hearing prior to taking possession or control of, or the Lenders’ replevy, attachment or levy upon, the Collateral; (c) any bond or security in a judicial proceeding as a condition to the Lenders exercising any of the Lenders’ remedies; and (d) the benefit of all valuation, appraisement and exemption laws. The failure or delay of any Borrower to strictly enforce the terms of this Agreement shall not be a waiver of such Borrower’s right to do so.

Section 13.11 Waiver by Lenders.

Any failure by any Lender or any Person acting on behalf of any Lender, at any time or times hereafter, to require strict performance by the Borrowers of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or diminish any right of any Lender or such Person thereafter to demand strict performance therewith. Any suspension or waiver by the Lenders of an Event of Default by the Borrowers under the Loan Documents shall not suspend, waive or affect any other Event of Default by the Borrowers under the Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Borrowers contained in the Loan Documents and no Event of Default by the Borrowers under the Loan Documents shall be deemed to have been suspended or waived by the Lenders or any other Person acting on Lenders’ behalf unless such suspension or waiver is by an instrument in writing signed by the Required Lenders or the Unanimous Lenders, if required, and identifies the matter waived or suspended. Any consent or approval by the Lenders pursuant to this Agreement is not a waiver by the Lenders of, or an admission by the Lenders of the truth of, any Borrower’s representations and warranties in this Agreement.

Section 13.12 Waiver by Agent.

Any failure by Agent, on behalf of Lenders, or any Person acting on behalf of Agent, at any time or times hereafter, to require strict performance by the Borrowers of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or diminish any right of Agent, on behalf of Lenders, or such Person thereafter to demand strict performance therewith. Any suspension or waiver by Agent, on behalf of Lenders, of an Event of Default by the Borrowers under the Loan Documents shall not suspend, waive or affect any other Event of Default by the Borrowers under the Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Borrowers contained in the Loan Documents and no Event of Default by the Borrowers under the Loan Documents shall be deemed to have been suspended or waived by Agent, on behalf of the Lenders, or any other Person acting on Agent’s behalf unless such suspension or waiver is by an instrument in writing signed by the Agent or the Required Lenders or the Unanimous Lenders, as the case may be, and identifies the matter waived or suspended. Any consent or approval by the Agent, on behalf of the Lenders, pursuant to this Agreement is not a waiver by the Agent of, or an admission by the Agent, on behalf of the Lenders, of the truth of, any Borrower’s representations and warranties in this Agreement.

Section 13.13 Counterparts; Electronic Execution.

This Agreement may be executed in two or more counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

Section 13.14 Entire Agreement.

This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

Section 13.15 Patriot Act.

Each Lender that is subject to the requirements of the USA Patriot Act hereby notifies Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the USA Patriot Act. In addition, if Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) USA Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Borrowers and the Guarantors and (b) OFAC/PEP searches and customary individual background checks for the senior management and key principals of Borrowers and Guarantors, and Borrowers hereby agree to cooperate in respect of the conduct of such searches and further agree that the reasonable costs and charges for such searches shall be at the expense of and for the account of Borrowers.

Section 13.16 Statements of Account.

Each report, billing statement, payment transcript, or other statement which is prepared by any Lender shall, except for manifest errors, be deemed final, binding and conclusive upon the Borrowers in all respects as to all matters reflected therein, and shall constitute an account stated between the Borrowers and the Lenders, unless thereafter waived in writing by the Lenders or unless, within thirty (30) days after the Borrowers’ receipt of such document, the Borrowers deliver to each Lender notice of a written objection thereto specifying the claimed error. In the event of such an error, only those items expressly objected to in such notice shall be deemed to be disputed by the Borrowers and the Lenders’ only liability to the Borrowers shall be to issue a corrected document.

Section 13.17 Publicity.

No Borrower shall provide a copy of this Agreement to any Person (other than an Affiliate of any Borrower) without obtaining the prior written consent of each Lender; provided, that each Borrower and their respective Affiliates shall have the right to provide a copy of this Agreement (subject to the agreement of the party to whom it is disclosed to keep the copy of this Agreement and all information contained herein confidential) without such consent to:

(a) such Borrower’s or such Borrower’s Affiliates’ lenders, funding or financing sources (other than with respect to lenders, funding or financing sources with respect to a lending facility entered into or proposed to be entered into for the same purposes as this Agreement);

(b) such Borrower’s or such Borrower’s Affiliates’ directors, officers, trustees, partners, members, managers, employees, agents, advisors, representatives, attorneys, equity owners, professional consultants, portfolio management services and rating agencies;

(c) any Person that provides statistical analysis and/or information services to a Borrower or any of their respective Affiliates;

(d) any Governmental Authority to which any Borrower or such Borrower’s Affiliates are subject at the request or pursuant to any requirement of such Governmental Authority; and

(e) any Person (i) to the extent required by any Requirement of Law, (ii) in response to any subpoena or other legal process or informal investigative demand, (iii) in connection with any litigation, or (iv) in connection with the actual or potential exercise or enforcement of any right or remedy under any Loan Document.

Section 13.18 Survival.

The obligations of the Borrowers under Section 3.2(e), Section 9.1 and Section 13.17 hereof shall survive the repayment of the Advances and the termination of this Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lenders shall not be deemed to have waived, by reason of making any

Advance, any Pre-Default Event that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lenders may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Advance was made.

Section 13.19 LIMITATION ON LIABILITY; WAIVER OF PUNITIVE DAMAGES.

EACH OF THE PARTIES HERETO, INCLUDING AGENT AND EACH LENDER BY ACCEPTANCE HEREOF, AGREES THAT IN ANY JUDICIAL, MEDIATION OR ARBITRATION PROCEEDING OR ANY CLAIM OR CONTROVERSY BETWEEN OR AMONG THEM (A “DISPUTE”) THAT MAY ARISE OUT OF OR BE IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN OR AMONG THEM OR THE OBLIGATIONS EVIDENCED HEREBY OR RELATED HERETO, IN NO EVENT SHALL ANY PARTY HAVE A REMEDY OF, OR BE LIABLE TO ANY OTHER PARTY FOR, (A) INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR (B) PUNITIVE OR EXEMPLARY DAMAGES. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES IT MAY HAVE OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE ARISING HEREUNDER OR UNDER ANY LOAN DOCUMENT, WHETHER THE DISPUTE IS RESOLVED BY ARBITRATION, MEDIATION, JUDICIALLY OR OTHERWISE.

Section 13.20 WAIVER OF JURY TRIAL.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO, INCLUDING AGENT AND EACH LENDER BY ACCEPTANCE HEREOF, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH PARTY TO ACCEPT THIS AGREEMENT. EACH OF THE PARTIES AGREES THAT THE TERMS HEREOF SHALL SUPERSEDE AND REPLACE ANY PRIOR AGREEMENT RELATED TO ARBITRATION OF DISPUTES BETWEEN THE PARTIES CONTAINED IN ANY OTHER DOCUMENT OR AGREEMENT HERETOFORE EXECUTED IN CONNECTION WITH, RELATED TO OR BEING REPLACED, SUPPLEMENTED, EXTENDED OR MODIFIED BY, THIS AGREEMENT.

Section 13.21 Acknowledgments.

Each Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents to which it is a party;

(b) each Lender has no fiduciary relationship to any Borrower, and the relationship between the Borrowers and each Lender is solely that of debtor and creditor; and

(c) no joint venture exists among or between any Lender and any Borrower.

Section 13.22 Intentionally Omitted.

Section 13.23 Receipt of Payments.

If any Lender receives or collects any payment, distribution, security or proceeds thereof in respect of the Obligations, including any payment from any Guarantor, such Lender shall forthwith deliver the same to the Lender Account in precisely the form received (except for the endorsement or assignment of or by the receiving Lender where necessary) for application to payment of all Obligations in full in accordance with Section 4.3, after giving effect to any concurrent payment or distribution to the other Lenders and, until so delivered, the same shall be held in trust by the receiving Lender as the property of all the Lenders.

Section 13.24 Disgorgement of Payments.

If any Lender is required in any bankruptcy, insolvency or receivership proceeding by or against any Borrower or any Guarantor or any of their Property or otherwise to disgorge, turn over or otherwise pay to the estate of such Borrower or Guarantor any amount (a “Recovery”), because such Recovery was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be fraudulent or preferential transfer, whether received as proceeds of security, enforcement or any right of set-off or otherwise, then the Obligations shall be reinstated to the extent of such Recovery and, for purposes of this Agreement, deemed to be outstanding as if such payment had not occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Lenders agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, by preference or otherwise. The other Lenders shall be obligated to pay any Lender, within ten (10) days after written request therefore, the pro rata amount, in proportion to such Lender’s then-outstanding Advances, of such Recovery that was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be fraudulent or preferential transfer, whether received as proceeds of security, enforcement or any right of set-off or otherwise.

Section 13.25 Interpretation.

Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lenders or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

ARTICLE XIV - CONTRACT COLLATERAL

Section 14.1 Contract Collateral.

As used herein, “Contract Collateral” shall mean each Contract owned by the Borrowers and each of the following items with respect to such Contract:

(a) the Contract Debtor Documents excluding Certificates of Title until such time as application has been made to transfer title to the related Contract Debtor;

(b) the Contract Rights;

(c) any payments from a bank account of, and any electronic funds transfers from, any Contract Debtor or Contract Rights Payor;

(d) any associated chattel paper, lease, instrument, installment sale contract or installment loan contract;

(e) all rights of a Borrower in and to the related Financed Vehicle, including any repossessed Financed Vehicle except if a Borrower includes the repossessed Financed Vehicle as an Eligible Vehicle, and in and to any other collateral securing such Contract, including any security deposit;

(f) any contract purchase discount;

(g) any rights of a Borrower to dealer reserves or rate participation with respect to such Contract, if any;

(h) any money, payments or proceeds of any insurance policies with respect to any or all Contracts or any Financed Vehicles with respect to which a Borrower is solely or jointly the owner or is insured or is the loss payee or is a beneficiary, including any insurance proceeds;

(i) all books and records of the Borrowers (including financial statements, accounting records, customer lists, credit files, computer programs, electronic data print-outs and other computer materials and records) with respect to such Contract;

(j) all accessions to, substitutions for and all replacements and products of, any of the foregoing property; and

(k) all money, instruments and other proceeds of the foregoing.

Each secured creditor and transferee, purchaser and assignee of Contract Collateral will be a third party beneficiary of this provision.

Notwithstanding anything set forth in this Section 14.1 to the contrary, the Contract Collateral shall not include any Collateral or any Motor Vehicle after such time as such Motor

Vehicle has become a Liquidated Vehicle, unless and until (if at all) such Motor Vehicle subsequently again becomes a Financed Vehicle under a Contract.

Signature pages to follow.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement effective as of the date first written above.

WELLS FARGO BANK, N.A., as Agent and Lead Lender

By:	/s/ Michael R. Burkitt
	Name:	Michael R. Burkitt
	Title:	Senior Vice President

SANTANDER CONSUMER USA INC., as Lender

By:	/s/ Jason Kulas
	Name:	Jason Kulas
	Title:	Chief Financial Officer

MANHEIM AUTOMOTIVE FINANCIAL SERVICES, INC., as Lender

By:	/s/ Katherine R. Decker
	Name:	Katherine R. Decker
	Title:	Vice President

DRIVETIME AUTOMOTIVE GROUP, INC.

By:	/s/ Raymond Fidel
Name:	Raymond Fidel
Title:	President and CEO

DRIVETIME CAR SALES COMPANY, LLC

By:	/s/ Raymond Fidel
Name:	Raymond Fidel
Title:	President

DRIVETIME SALES AND FINANCE COMPANY, LLC

By:	/s/ Raymond Fidel
Name:	Raymond Fidel
Title:	President and CEO

Loan and Security Agreement Signature Page

DRIVETIME OHIO COMPANY, LLC

By:	/s/ Raymond Fidel
Name:	Raymond Fidel
Title:	President and CEO

Loan and Security Agreement Signature Page

Schedule I

Aggregate Commitments

Lender	Base Commitment for the Period Commencing February 1st through October 31st of each Year
Wells Fargo Bank, N.A.	$57,000,000.00
Santander Consumer USA Inc.	$48,480,000.00
Manheim Automotive Financial Services, Inc.	$14,520,000.00

Lender	Base Commitment for the Period Commencing November 1st through January 31st of each Year
Wells Fargo Bank, N.A.	$61,750,000.00
Santander Consumer USA Inc.	$52,520,000.00
Manheim Automotive Financial Services, Inc.	$15,730,000.00

Lender	Swing Line Commitment
Wells Fargo Bank, N.A.	$10,000,000.00

SCHEDULE OF EXHIBITS

Article I Exhibits:

1.1(B)	1.1(b) (“Definitions”)	Inventory Advance Value Certificate

Article II Exhibits:

2.2(A)	2.2(a) (“Notes”)	Form of Note

2.3(C)	2.3(c) (“Notice of Borrowing”)	Form of Notice of Borrowing

Article V Exhibits:	5.2(l) (“Lenders in Individual Capacity”)	Lending Relationships

Article VIII Exhibits:

8.1(A)	8.1(a) (“Organization, Good Standing Name and Location”)	Places of Business; Jurisdiction of Organization

8.1(F)	8.1(f) (“No Proceedings”)	Litigation; Other Proceedings

8.1(S)	8.1(s) (“Subsidiaries”)	Active and Inactive Subsidiaries

Article X Exhibits:

10.4	10.4 (“Financial Statements and Access to Records”)	Compliance Certificate

10.15(A)	10.15(a) (“Duty to Notify Lenders”)	Credit Facility Agreements

EXHIBIT 1.1(B)

INVENTORY ADVANCE VALUE CERTIFICATE

This Inventory Advance Value Certificate (“Certificate”) is furnished pursuant to that certain Fourth Amended and Restated Loan and Security Agreement dated October 28, 2011 (the “Agreement”), by and among DriveTime Automotive Group, Inc., DriveTime Sales and Finance Company, LLC, Drive Time Car Sales Company, LLC, DriveTime Ohio Company, LLC, Wells Fargo Bank, N.A., as Agent and Lead Lender, Santander Consumer USA Inc., as Lender, and Manheim Automotive Financial Services, Inc., as Lender.

Capitalized terms used herein and not specifically herein defined shall have the meanings ascribed to them in the Agreement.

A copy of the Borrowers’ portfolio of Eligible Vehicles MUST accompany this document.

AS OF DATE:

(A)	Aggregate Purchase Price of Eligible Vehicles		(A) $	_______________

(B)	Eligible Vehicle Advance Value
	(1) 85% of Purchase Price	$____________
	(2) 85% of itemized Buyer’s Fee	$____________
	(3) 85% of Transportation Costs	$____________
	(4) 85% of reconditioning parts and repair parts cost	$____________

	sum of (1) plus (2) plus (3) plus (4)		(B) $	______________

(C)	Inventory Facility Limit		(C) $	______________

(D)	Current outstanding principal balance		(D) $	______________

(E)	Remaining balance of the Inventory Facility Limit: (C) minus (D)		(E) $

(F)	Available to Borrow: Lesser of [(B) minus (D)] and (E)		(F) $

Borrowers confirm, warrant and represent that each time this Certificate is delivered to Agent, as agent for the Lenders, that (i) each warranty and representation made in the Agreement delivered by the Borrowers is true and correct as of the date thereof, (ii) there exists no Pre-Default Event or Event of Default under the Agreement; (iii) each of the vehicles listed on the attached list of vehicles and described as “eligible” is an “Eligible Vehicle”, as that term is defined in the Agreement, and DriveTime Car Sales Company, LLC either holds the title to each of such vehicles or has paid the respective seller or auction for said title and title is lien free and in transit to Borrower; (iv) all amounts set forth above, are true and correct as of the date thereof; and (v) the representations in this Certificate are certified by the person executing this Certificate for and on behalf of Borrowers.

EXHIBIT 2.2(A)

FORM OF NOTE

PROMISSORY NOTE

$[__],000,000

October 28, 2011

FOR VALUE RECEIVED, the undersigned, DRIVETIME AUTOMOTIVE GROUP, INC., DRIVETIME CAR SALES COMPANY, LLC, DRIVETIME SALES AND FINANCE COMPANY, LLC and DRIVETIME OHIO COMPANY, LLC (collectively, the “Borrowers”) hereby jointly and severally promise to pay to the order of [INSERT WELLS FARGO BANK, N.A., SANTANDER CONSUMER USA INC. OR MANHEIM AUTOMOTIVE FINANCIAL SERVICES, INC.] (the “Lender”) at the place and times provided in the Loan Agreement referred to below, the principal sum of [            ] MILLION DOLLARS ($[__],000,000) or the principal amount of all Advances made by the Lender to the Borrowers from time to time pursuant to the Loan Agreement.

This Note constitutes an amendment, restatement and replacement of (i) that certain Amended and Restated Promissory Note dated as of October 20, 2010 in favor of Santander Consumer USA Inc., and (ii) that certain Amended and Restated Promissory Note dated as of October 20, 2010 in favor of Manheim Automotive Financial Services, Inc. (individually and collectively, the “Original Note”) to the extent of the Lender’s Base Pro Rata Share of the principal amount outstanding under the Original Note. The Original Note has been assigned to Wells Fargo Bank, N.A. as Agent for the Lenders. Nothing herein shall be a discharge or satisfaction of the obligations evidenced by the Original Note, and this Note is not a novation and the Original Note shall constitute a single, ongoing obligation.

This Note is subject to the provisions of that certain Fourth Amended and Restated Loan and Security Agreement dated as of October 28, 2011, by and among the Borrowers, Wells Fargo Bank, N.A., as Agent, the Lender, [INSERT Wells Fargo Bank, N.A., Santander Consumer USA Inc. AND/OR Manheim Automotive Financial Services, Inc.], as modified from time to time (the “Loan Agreement”). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Loan Agreement. This Note is entitled to the benefits of, and evidences Obligations incurred under, the Loan Agreement, to which reference is made for a description of the security for this Note and for a statement of the additional terms and conditions on which Borrowers are permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Note and on which such Obligations may be declared to be immediately due and payable. This Note is one of the Notes referred to in the Loan Agreement.

The unpaid principal amount of this Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Loan Agreement and shall bear interest as provided in the Loan Agreement. All payments of principal and interest on this Note shall be payable to Lender or the holder of this Note in lawful currency of the United

States of America in immediately available funds in the manner and location indicated in the Loan Agreement or wherever else the Lender or such holder may specify.

Notwithstanding the grant of the Collateral, each Borrower hereby acknowledges, admits and agrees that the Borrowers’ obligations under this Note are recourse obligations of each Borrower for which each Borrower pledges its full faith and credit. The Borrowers promise to pay all of the Lender’s costs of collection and enforcement in respect of this Note when incurred including, without limitation, all reasonable attorneys’ fees and disbursements.

The Borrowers, and any endorsers or guarantors hereof, hereby (i) severally waive diligence, presentment, protest and demand, and notice of protest, demand, dishonor or any non-payment of this Note, (ii) expressly agree that this Note, or any payment hereunder, may be extended from time to time and consent to the acceptance of further Collateral, release of any Collateral for this Note and/or release of any party primarily or secondarily liable hereon, and (iii) expressly agree that it shall not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender’s remedies against the Borrowers or any other party liable hereon, or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement of the Lender with any Person now or hereafter liable for the payment of this Note shall affect the liability under this Note of the Borrowers, even if the Borrowers are not parties to such agreement; provided that the Lender and the Borrowers, by written agreement between them, may affect the liability of the Borrowers.

Upon the occurrence of any Event of Default specified in the Loan Agreement, all amounts remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, as provided in the Loan Agreement.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CHOICE-OF-LAW DOCTRINE BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), WHICH THE BORROWERS EXPRESSLY ELECT TO APPLY TO THIS NOTE. THE BORROWERS AGREE THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING FROM THIS NOTE MAY BE COMMENCED IN THE SUPREME COURT OF THE STATE OF NEW YORK OR UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Promissory Note effective as of the day and year first above written.

DRIVETIME AUTOMOTIVE GROUP, INC.

By:
Name: Raymond Fidel
Title: President and CEO

DRIVETIME CAR SALES COMPANY, LLC

By:
Name: Raymond Fidel
Title: President

DRIVETIME SALES AND FINANCE COMPANY, LLC

By:
Name: Raymond Fidel
Title: President and CEO

DRIVETIME OHIO COMPANY, LLC

By:
Name: Raymond Fidel
Title: President and CEO

EXHIBIT 2.3(C)

FORM OF NOTICE OF BORROWING

DRIVETIME AUTOMOTIVE GROUP, INC.

DRIVETIME SALES AND FINANCE COMPANY, LLC

DRIVETIME CAR SALES COMPANY, LLC

DRIVETIME OHIO COMPANY, LLC

To:	Wells Fargo Bank, N.A.

Attn: Loan Servicing Specialist

1525 W.T. Harris Blvd.

Charlotte, NC 28262

Re: DriveTime Automotive Group, Inc. et al.

Re: Fourth Amended and Restated Loan and Security Agreement dated October 28, 2011 (the “Loan Agreement”), by and among DriveTime Automotive Group, Inc., DriveTime Sales and Finance Company, LLC, DriveTime Car Sales Company, LLC and DriveTime Ohio Company, LLC (each a “Borrower” and collectively the “Borrowers”), Wells Fargo Bank, N.A., as Lead Lender and Agent for the Lenders, Santander Consumer USA Inc., as Lender, and Manheim Automotive Financial Services, Inc., as Lender (each a “Lender” and collectively, the “Lenders”). Capitalized terms used herein and not specifically herein defined shall have the meanings ascribed to them in the Loan Agreement.

A.	(i) Pursuant to [Section 2.3(a)] [Section 2.3(b)] of the Loan Agreement, Borrowers hereby make a request for [an Inventory Facility Advance from Lenders] [a Swing Line Advance from Lead Lender] in the amount of $ .

(ii) The requested Funding Date is:             .

[(iii) Pursuant to Section 3.2(c) of the Loan Agreement, Borrowers shall pay on the Funding Date of the requested Inventory Facility Advance, an Advance Fee of $            .]

(iv) The outstanding principal amount under all Advances, after giving effect to such [Inventory Facility Advance] [Swing Line Advance] is $            .

B.	As of the date hereof and the Funding Date of such Advance:

(i) The representations and warranties of the Borrowers in all of the Loan Documents are true and correct on and as of such Funding Date as though they were made on and as of such date.

(ii) Borrowers confirm, warrant, represent and certify that all documents and certificates delivered in connection with this Notice of Borrowing, including but not limited to the Inventory Advance Value Certificate (with supporting documentation), are true, correct and complete on the date hereof and as of the Funding Date.

(iii) Borrowers have complied with and performed all of the terms, covenants and agreements contained in the Loan Agreement, which are to be complied with or performed by them on or before the date hereof and to the date hereof.

(iv) No Pre-Default Event or Event of Default has occurred and is continuing and, the making of the Advance will not cause or constitute an Event of Default or Pre-Default Event.

(v) All other conditions precedent set forth in Section 7.2 of the Loan Agreement have been satisfied.

CERTIFIED this              day of             , 20        .

DRIVETIME AUTOMOTIVE GROUP, INC.

By:
Name:
Title:

DRIVETIME CAR SALES COMPANY, LLC

By:
Name:
Title:

DRIVETIME SALES AND FINANCE COMPANY, LLC

By:
Name:
Title:

DRIVETIME OHIO COMPANY, LLC

By:
Name:
Title:

EXHIBIT 5.2(l)

LENDING RELATIONSHIPS

None.

EXHIBIT 8.1(A)

PLACES OF BUSINESS; JURISDICTION OF ORGANIZATION

1.	Jurisdiction and Principal Place of Business and Chief Executive Office

Borrower	Jurisdiction	Principal Place of Business and Chief Executive Office

DriveTime Automotive Group, Inc.	Delaware	4020 East Indian School Road, Phoenix, Arizona 85018

DriveTime Sales and Finance Company, LLC	Arizona	4020 East Indian School Road, Phoenix, Arizona 85018

DriveTime Car Sales Company, LLC	Arizona	4020 East Indian School Road, Phoenix, Arizona 85018

DriveTime Ohio Company, LLC	Arizona	4020 East Indian School Road, Phoenix, Arizona 85018

2.	Locations of retail sales of Inventory and Motor Vehicles

Location Name	Address	City	State	Zip
Mobile	1017 E. I65 Service Rd S.	Mobile	Alabama	36606
Pelham	2205A Pelham Pkwy.	Pelham	Alabama	35124
Bell Road	1515 E Bell Rd	Phoenix	Arizona	85022
Glendale	5104 W Glendale Ave	Glendale	Arizona	85301
Mesa	333 S Alma School Rd	Mesa	Arizona	85210
Chandler	400 N Arizona Ave	Chandler	Arizona	85225
Camelback	2143 W. Camelback Rd	Phoenix	Arizona	85015
Grant	2301 N Oracle	Tucson	Arizona	85705
Riverside	8341 Indiana Ave	Riverside	California	92504
Montclair	10477 Central Ave	Montclair	California	91763
Torrance	18313 Hawthorne Blvd	Torrance	California	90504
Downey	9262 Firestone Blvd	Downey	California	90241
W. Colfax	11000 W. Colfax Ave.	Lakewood	Colorado	80215
Havana	625 S. Havana Street	Aurora	Colorado	80012
Lakeland	1825 W Memorial Blvd	Lakeland	Florida	33815
Pinellas Park	11700 US Hwy 19 N	Clearwater	Florida	33764
Bradenton	1709 W Cortez Rd	Bradenton	Florida	34207
Florida Ave	11704 N Florida Ave	Tampa	Florida	33612
Brandon	8805 E Adamo Dr	Tampa	Florida	33619
Ocala	2111 S Pine Avenue	Ocala	Florida	34474
Leesburg	10941 US Hwy 441	Leesburg	Florida	34788
West Colonial	3350 W. Colonial Drive	Orlando	Florida	32808
Kissimmee	920 W Vine St	Kissimmee	Florida	34741
Sanford	2904 S Orlando Dr	Sanford	Florida	32771
OBT	6036 S. Orange Blossom Trail	Orlando	Florida	32809
Hwy 50	11247 E. Colonial Drive	Orlando	Florida	32817

Location Name	Address	City	State	Zip
Blanding	220 Blanding Blvd.	Orange Park	Florida	32073
Atlantic	10384 Atlantic Blvd.	Jacksonville	Florida	32225
Cassat	1831 Cassat Ave.	Jacksonville	Florida	32210
Augusta	3212 Washington Road	Augusta	Georgia	30907
Memorial	5554 Memorial Dr	Stone Mountain	Georgia	30083
Marietta	502 Cobb Parkway	Marietta	Georgia	30062
College Park	5620 Old National Hwy	College Park	Georgia	30349
Conyers	1530 Iris Drive	Conyers	Georgia	30094
Morrow	6800 S. Jonesboro Road	Morrow	Georgia	30260
Shadeland Ave	1202 N. Shadeland Ave.	Indianapolis	Indiana	46219
Lafayette Road	3717 Lafayette Road	Indianapolis	Indiana	46222
Jackson	5326 I 55 North	Jackson	Mississippi	39211
Fremont[1]	3333 E Fremont St	Las Vegas	Nevada	89104
Decatur	1616 S. Decatur Blvd.	Las Vegas	Nevada	89102
Central SW	5306 Central Ave SW	Albuquerque	New Mexico	87105
Wyoming	700 Wyoming Blvd NE	Albuquerque	New Mexico	87123
Alameda	5201 Alameda Blvd., NE	Albuquerque	New Mexico	87113
Independence	6520 Independence	Charlotte	North Carolina	28212
South Blvd.	7301 South Blvd.	Charlotte	North Carolina	28273
Gastonia	4820 Wilkinson Blvd.	Gastonia	North Carolina	28056
Tryon	5416 N. Tryon	Charlotte	North Carolina	28213
Concord	788 Concord Parkway, North	Concord	North Carolina	28027
Wendover	3612 W. Wendover Ave.	Greensboro	North Carolina	27407
Peters Creek Pkwy.	1370 Peters Creek Pkwy.	Winston-Salem	North Carolina	27103
Capital Blvd.	3628 Capital Blvd.	Raleigh	North Carolina	27604
Fayetteville	5421 Raeford Rd.	Fayetteville	North Carolina	28304
Fairfield	5910 Dixie Highway	Fairfield	Ohio	45014
Hwy 240	741 W. I -240 Service Rd	Oklahoma City	Oklahoma	73139
Tulsa	4423 S. Memorial Dr.	Tulsa	Oklahoma	74145
Charleston	2125 Savannah Highway	Charleston	South Carolina	29414
Greystone	178 Greystone Blvd.	Columbia	South Carolina	29210
Laurens Road	2736 Laurens Road	Greenville	South Carolina	29607
Chattanooga	6000 Shallowford Rd.	Chattanooga	Tennessee	37421
Knoxville	8801 Kingston Pike	Knoxville	Tennessee	37923
Covington Pike	2177 Covington Pike	Memphis	Tennessee	38128
Gallatin	1540 Gallatin Pike N.	Madison	Tennessee	37115
Antioch	520 Collins Park Drive	Antioch	Tennessee	37013
Garland Road	12180 Garland Rd	Dallas	Texas	75218
North 45	9645 North Freeway	Houston	Texas	77037
Gulf Freeway	11205 Gulf Freeway	Houston	Texas	77034

[1]

This dealership is relocating to 3030 E. Sahara, Las Vegas, Nevada on October 29, 2011 and the current property located at 3333 E Fremont St., Las Vegas, Nevada will be surrendered to the landlord on October 31, 2011.

Location Name	Address	City	State	Zip
Redbird	4200 W Camp Wisdom Road	Dallas	Texas	75237
Hwy 121	400 N. Riverside Drive	Ft. Worth	Texas	76111
Arlington	821 E. Division	Arlington	Texas	76011
Alta Mere	3333 Alta Mere Drive	Fort Worth	Texas	76116
Plano	1030 N. Central Expressway	Plano	Texas	75074
Lewisville	1280 S. Stemmons Fwy	Lewisville	Texas	75067
Irving	100 E. Airport Fwy	Irving	Texas	75062
Loop 410	2890 Cinema Ridge	San Antonio	Texas	78238
New Braunfels	188 IH35 South	New Braunfels	Texas	78130
San Pedro	5703 San Pedro	San Antonio	Texas	78212
Judson	6728 Randolph Blvd	Live Oak	Texas	78233
I-35	1901 SW Military Dr	San Antonio	Texas	78221
Stassney	5432 S. IH-35	Austin	Texas	78745
Temple	3301 General Bruce Drive	Temple	Texas	76504
Round Rock	2335 S. IH-35	Round Rock	Texas	78664
Mechanicsville	3300 Mechanicsville Turnpike	Henrico	Virginia	23223
Broad Street	4112 W Broad St	Henrico	Virginia	23230
Petersburg	2535 S Crater Road	Petersburg	Virginia	23805
Arch Road	9301 Midlothian Turnpike	Richmond	Virginia	23235
VA Beach Blvd.	6200 E. Virginia Beach Blvd.	Norfolk	Virginia	23502
Newport News	11292 Jefferson Ave.	Newport News	Virginia	23601
Chesapeake	1705 S. Military Hwy	Chesapeake	Virginia	23320

3.	Inspection Centers/Reconditioning Centers

Location Name	Address	City	State	Zip
Phoenix I.C.	4515 E Miami St	Phoenix	Arizona	85034
National I.C. Managers	4020 E. Indian School Road	Phoenix	Arizona	85018
Montclair I.C.	10477 Central Ave	Montclair	California	91763
Denver I.C.	11000 W. Colfax Ave.	Lakewood	Colorado	80215
Clearwater I.C.	5253 126th Ave N	Clearwater	Florida	33760
Orlando I.C.	2451 McCracken Road	Sanford	Florida	32773
Atlanta I.C.	63 Pierce Road	Winder	Georgia	30680
Fremont I.C.[2]	3333 E Fremont St	Las Vegas	Nevada	89104
Wyoming I.C.	700 Wyoming Blvd NE	Albuquerque	New Mexico	87123
Charlotte I.C.	5707 Transport Drive	Charlotte	North Carolina	28269
Memphis I.C.	2175 Covington Pike	Memphis	Tennessee	38128

[2]

This inspection center is relocating to 3030 E. Sahara, Las Vegas, Nevada on October 29, 2011 and the current property located at 3333 E Fremont St., Las Vegas, Nevada will be surrendered to the landlord on October 31, 2011.

Location Name	Address	City	State	Zip
Redbird I.C.	4201 W Camp Wisdom Road	Dallas	Texas	75237
Blue Mound I.C.	1123 Cantrell Sansom Rd.	Dallas	Texas	76131
Foster Road I.C.	1120 N. Foster Road	San Antonio	Texas	78219
Midlothian I.C.	5300 Midlothian Turnpike	Richmond	Virginia	23225

4.	Trade or Fictitious Names

Borrower	Trade or Fictitious Names
DriveTime Automotive Group, Inc.	Ugly Duckling Corporation

DriveTime Sales and Finance Company, LLC	Ugly Duckling Car Sales and Finance Corporation

DriveTime Car Sales Company, LLC	Ugly Duckling Car Sales, Inc. DRIVETIME Go Buy Here Pay There Approval Services Drivetime – The Financing Dealership (in the name of Inc.)

DriveTime Ohio Company, LLC	None

EXHIBIT 8.1(F)

LITIGATION; OTHER PROCEEDINGS

1. On August 27, 1999, DT Finance Corporation, Car Sales, DTCC and Champion Financial Services, Inc. were served with a subpoena duces tecum from the State of Arizona office of the Attorney General Consumer Protection and Advocacy Section requesting information in connection with an investigation under the Consumer Fraud Act (A.R.S. §§ 44-1521 et. seq.).

2. On December 7, 2001, the office of the Arizona Attorney General presented DriveTime with a Civil Investigative Demand seeking certain information about DriveTime and its business practices.

3. In August 2008, DriveTime received a Civil Investigative Demand (the Demand) from the State of Texas, Office of Attorney General, Consumer Protection Division, asking for the production of certain materials. The Demand indicates it is the subject of an investigation of possible violations of the Texas Deceptive Trade Practices Act, Sections 17.46(a) and (b) in the marketing, advertising, financing and selling of used cars. DriveTime met with the Texas Attorney General’s Office to provide them with an overview of DriveTime and discuss the requested materials. At the meeting, DriveTime agreed on some minor changes in the requested materials. In addition, the Attorney General’s Office indicated that: (1) it was not their intent to file an action against DriveTime; (2) they would review the materials DriveTime provided to them; and (3) if there were any concerns they would contact us to meet, discuss and resolve the concerns. Their goal is simply to ensure DriveTime is or will become compliant with Texas laws. Since that time, DriveTime has responded to two additional requests for information, the AG’s office inspected an Inspection Center in San Antonio and spoke with several employees, and DriveTime has not heard from the AG’s office since early 2010. DriveTime expects to fully cooperate with the Texas Attorney General’s Office in responding to the demand and any follow up discussions with them. DriveTime believes it is in compliance with all applicable Texas laws and regulations.

On February 24, 2011, the Nevada Supreme Court denied DriveTime’s appeal regarding an adverse administrative ruling related to the efficacy of certain sales tax refunds DriveTime had requested for the 2002 and 2003 tax years. Prior to this adverse ruling, the Department of Taxation of the State of Nevada had, in an audit for tax years 1998-2001, allowed such refunds. The Department is now taking the position that DriveTime does not qualify to claim such refunds under the State’s statute. DriveTime also files for and receives sales tax refunds in states other than Nevada related to sales taxes paid on retail installment sales of the amount related to that portion of the sales price ultimately not collected from DriveTime customers. To our knowledge, this decision by the State of Nevada should not affect DriveTime’s position regarding sales tax refunds in states other than Nevada. On March 14, 2011, DriveTime filed a motion for reconsideration with the Nevada Supreme Court as DriveTime maintains its belief that it is entitled to these sales tax refunds. On March 28,

2011, DriveTime received notice that the Department of Taxation had denied DriveTime’s motion. In April 2011, the Nevada Supreme Court denied DriveTime’s petition to rehear its appeal regarding certain sales tax refunds from the 2002 and 2003 tax years. As a result, in the fourth quarter of 2010, DriveTime accrued a liability related to this matter. As of March 31, 2011, the amount accrued is $5.7 million.

EXHIBIT 8.1(S)

ACTIVE AND INACTIVE SUBSIDIARIES

Active Subsidiaries

DriveTime Automotive Group, Inc.

DriveTime Sales and Finance Company, LLC

DriveTime Car Sales Company, LLC

Drake Property & Casualty Insurance Co.

DriveTime Ohio Company, LLC

DriveTime Sales and Finance Company, LLC

DriveTime Car Sales Company, LLC

Drake Property & Casualty Insurance Co.

DriveTime Ohio Company, LLC

DriveTime Car Sales Company, LLC

DriveTime Ohio Company, LLC

DriveTime Ohio Company, LLC

None

Non-active Subsidiaries

None

EXHIBIT 10.4

COMPLIANCE CERTIFICATE

DRIVETIME AUTOMOTIVE GROUP, INC.

DRIVETIME SALES AND FINANCE COMPANY, LLC

DRIVETIME CAR SALES COMPANY, LLC

DRIVETIME OHIO COMPANY, LLC

To:	Wells Fargo Bank, N.A.

Commercial Lending Services

Attn: Loan Administration Manager

MAC – D1644-018

1451 Thomas Langston Road

Winterville, NC 28590

Re: DriveTime Automotive Group, Inc. et al.

Manheim Automotive Financial Services, Inc.

Attn: Kathy Decker

400 Northridge Road, Suite 800

Atlanta, Georgia 30350

Santander Consumer USA Inc.

Attn: Eldridge Burns

8585 North Stemmons Freeway, Suite 1100

North Dallas, Texas, 75247

(each a “Lender” and collectively the “Lenders”).

Re:	Fourth Amended and Restated Loan and Security Agreement dated October 28, 2011 (the “Loan Agreement”), by and between DriveTime Automotive Group, Inc., DriveTime Sales and Finance Company, LLC, DriveTime Car Sales Company, LLC and DriveTime Ohio Company, LLC (each a “Borrower” and collectively the “Borrowers”), Wells Fargo Bank, N.A., as Agent, and the Lenders.

The undersigned duly authorized officers of the Borrowers certify for purposes of Section 10.4 of the Loan Agreement that:

(i)	the enclosed consolidated financial statements fairly present the financial condition and results of operations of DTCG in accordance with GAAP, consistently applied, as at the end of, and for such fiscal period [year].

(ii)	to the best of the undersigned’s knowledge, during such fiscal period [year] each Borrower has observed and performed all of its covenants and other agreements, and satisfied every material condition, contained in the Loan Agreement and the other Loan Documents to be observed, performed or satisfied by it.

(iii)	the undersigned has obtained no knowledge that any Pre-Default Event or Event of Default has occurred and is continuing [except as set forth in reasonable detail on the attached Exhibit A hereto, which describes the action the Borrowers have taken or propose to take with respect thereto].

(iv)	set forth on Schedule 1 attached hereto are detailed calculations as of , 20 for each financial covenant required pursuant to Section 10.6 of the Loan Agreement.

Capitalized terms used herein and not specifically herein defined shall have the meanings ascribed to them in the Loan Agreement.

IN WITNESS WHEREOF, the undersigned have[has] hereto set their[his] hand the              day of             , 20        .

DRIVETIME AUTOMOTIVE GROUP, INC.

By:
Name:
Title:

DRIVETIME CAR SALES COMPANY, LLC

By:
Name:
Title:

DRIVETIME SALES AND FINANCE COMPANY, LLC

By:
Name:
Title:

DRIVETIME OHIO COMPANY, LLC

By:
Name:
Title:

SCHEDULE 1

COVENANT COMPLIANCE CERTIFICATE

EXHIBIT 10.15(A)

CREDIT FACILITY AGREEMENTS

1.	Santander Term Residual Facility

2.	DB Warehouse Facility

3.	RBS Warehouse Facility

4.	UBS Warehouse Facility

5.	Senior Secured Notes